Exhibit 10.3 EXECUTED VERSION AGREEMENT OF PURCHASE AND SALE between ALEXANDER’S REGO SHOPPING CENTER LLC, as Seller and NORTHWELL HEALTH, INC., as Buyer Dated as of March 6, 2026

TABLE OF CONTENTS Page Article I DEFINITIONS ..................................................................................................................1 Section 1.1 Defined Terms..........................................................................................1 Article II SALE, PURCHASE PRICE AND CLOSING ..............................................................11 Section 2.1 Sale of the Property ................................................................................11 Section 2.2 Purchase Price ........................................................................................12 Section 2.3 Deposit; Letter of Credit ........................................................................12 Section 2.4 The Closing ............................................................................................16 Article III REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER ............18 Section 3.1 General Seller Representations and Warranties .....................................18 Section 3.2 Representations and Warranties of Seller as to the Property .................20 Section 3.3 Covenants of Seller Prior to Closing......................................................22 Section 3.4 Bridge Demo Work. ...............................................................................30 Section 3.5 Rego II....................................................................................................31 Section 3.6 Provisions Regarding Representations and Warranties .........................32 Article IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER .............33 Section 4.1 Representations and Warranties of Buyer ..............................................33 Article V CONDITIONS PRECEDENT TO CLOSING ..............................................................35 Section 5.1 Conditions Precedent to Seller’s Obligations.........................................35 Section 5.2 Conditions Precedent to Buyer’s Obligations ........................................35 Article VI CLOSING DELIVERIES.............................................................................................36 Section 6.1 Buyer Closing Deliveries .......................................................................36 Section 6.2 Seller Closing Deliveries........................................................................37 Section 6.3 Order of Recordation..............................................................................38

-ii- Article VII DUE DILIGENCE AND RELEASE..........................................................................38 Section 7.1 Right of Inspection .................................................................................38 Section 7.2 Examination; No Contingencies.............................................................39 Section 7.3 Release ...................................................................................................42 Article VIII TITLE AND PERMITTED EXCEPTIONS..............................................................43 Section 8.1 Title Update............................................................................................43 Section 8.2 New Exceptions......................................................................................43 Section 8.3 Cooperation ............................................................................................44 Article IX TRANSACTION COSTS; RISK OF LOSS ................................................................45 Section 9.1 Transaction Costs ...................................................................................45 Section 9.2 Risk of Loss............................................................................................46 Article X ADJUSTMENTS...........................................................................................................48 Section 10.1 Taxes and Assessments ..........................................................................48 Section 10.2 Water, Sewer Charges, Utility Charges .................................................49 Section 10.3 Other.......................................................................................................49 Section 10.4 Re-Adjustment .......................................................................................49 Section 10.5 No Limitation .........................................................................................49 Article XI INDEMNIFICATION ..................................................................................................49 Section 11.1 Indemnification by Seller .......................................................................49 Section 11.2 Indemnification by Buyer.......................................................................50 Section 11.3 Limitations on Indemnification..............................................................50 Section 11.4 Survival ..................................................................................................50 Section 11.5 Indemnification as Sole Remedy............................................................51 Article XII TAX CERTIORARI PROCEEDINGS.......................................................................51 Section 12.1 Prosecution and Settlement of Proceedings ...........................................51

-iii- Section 12.2 Application of Refunds or Savings ........................................................51 Section 12.3 Survival ..................................................................................................51 Article XIII TERMINATION AND DEFAULT...........................................................................51 Section 13.1 BUYER’S DEFAULT; FAILURE OF CONDITIONS .........................51 Section 13.2 SELLER’S DEFAULT; FAILURE OF CONDITIONS........................53 Section 13.3 Survival ..................................................................................................55 Article XIV MISCELLANEOUS..................................................................................................55 Section 14.1 Exculpation.............................................................................................55 Section 14.2 Brokers ...................................................................................................55 Section 14.3 Confidentiality; Press Release; IRS Reporting Requirements ...............56 Section 14.4 Escrow Provisions ..................................................................................57 Section 14.5 Successors and Assigns; No Third-Party Beneficiaries .........................58 Section 14.6 Assignment.............................................................................................59 Section 14.7 Further Assurances .................................................................................59 Section 14.8 Notices....................................................................................................59 Section 14.9 Entire Agreement ...................................................................................61 Section 14.10 Amendments...........................................................................................61 Section 14.11 No Waiver ..............................................................................................61 Section 14.12 Governing Law.......................................................................................61 Section 14.13 Submission to Jurisdiction .....................................................................61 Section 14.14 Severability.............................................................................................61 Section 14.15 Section Headings....................................................................................61 Section 14.16 Counterparts ...........................................................................................61 Section 14.17 Acceptance of Deed ...............................................................................62 Section 14.18 Construction ...........................................................................................62

| | | |
|---|---|---|
| Section 14.19 | Recordation | 62 |
| Section 14.20 | Time is of the Essence | 62 |
| Section 14.21 | Schedules | 63 |
| Section 14.22 | Waiver of Jury Trial | 63 |
| Section 14.23 | Attorneys' Fees | 63 |
| Section 14.24 | Payment Default | 63 |
| Section 14.25 | Intentionally omitted | 63 |
| Section 14.26 | Section 1031 | 63 |
| Section 14.27 | Property Uses | 63 |
| Section 14.28 | Parking | 64 |

Schedules

| | |
|---|---|
| Schedule A | Legal Description of the Land |
| Schedule B | Bridge Demo Work Scope of Work |
| Schedule C | Certain Permitted Exceptions |
| Schedule D | Legal Description of Rego II Land |
| Schedule E | Litigation against Seller |
| Schedule F | Seller's Insurance |
| Schedule G | Specified Inspections and Local Laws |

Exhibits

| | |
|---|---|
| Exhibit A | Description of Leases and Expiration/Termination Dates |
| Exhibit B | Form of Deed |
| Exhibit C | Form of FIRPTA Certificate |
| Exhibit D | Form of Assignment of Property described in Section 2.1(d) |
| Exhibit E | Form of Title Affidavit |
| Exhibit F | Form of Declaration (Medical Use Restriction) |
| Exhibit G | Form of Declaration (Merchandising Concept Restriction) |
| Exhibit H | Form of Letter of Credit |
| Exhibit I | Rego II Special Permit Approval |
| Exhibit J | Current TCO |
| Exhibit K | Open Permit Matrix Responsibility |
| Exhibit L | Form of Termination of Easement Agreement |
| Exhibit M | Form of Acknowledgement of Termination (1995 Parking Easement) |
| Exhibit N-1 | Form of Amendment to Co-op Declaration |
| Exhibit N-2 | Form of Mortgage Modification |

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AGREEMENT OF PURCHASE AND SALE (this “Agreement”), made as of March 6, 2026 (the “Effective Date”) between ALEXANDER’S REGO SHOPPING CENTER LLC, a Delaware limited liability company (successor by conversion to Alexander’s Rego Shopping Center, Inc.) (“Seller”), and NORTHWELL HEALTH, INC., a New York not- for-profit corporation (“Buyer”). RECITALS A. Seller is the owner of approximately 5.9 acres of land located on the southwest corner of Junction Boulevard and 63rd Road, along Queens Boulevard, Rego Park, New York, part of what is commonly known as “Rego Center” and more particularly described on Schedule A annexed hereto and made a part hereof (the “Land”). B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the right, title and interest of Seller in and to the Land and other items comprising the Property (as defined below), subject to and in accordance with the term set forth herein. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Defined Terms. The capitalized terms used herein will have the following meanings. “Access Agreement” shall have the meaning assigned thereto in Section 7.1(a). “ADR Provider” shall have the meaning assigned thereto in Section 3.3(g)(v). “Affiliates” shall mean, (i) with respect to any Person that is a not-for-profit corporation, any other not-for-profit corporation with an identical or substantially similar board as such first Person, and (ii) with respect to any Person that is not a not-for-profit corporation, any other Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For the purposes of clause (ii) of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. One Person may control a second Person despite the fact that the first Person’s power to direct or cause the direction of the management and policies of the second Person is subject to approval or veto rights held by a third Person (and any such third Person shall not be deemed to control such second Person by reason of such approval or veto rights). The terms “controlling”, “controlled by” and “under common control with” shall have meanings correlative to the foregoing.

-2- “Agreed Investment Account” shall mean a sub-escrow account maintained by Escrow Agent at Capital One Bank for the deposit of escrow funds (or, if such type of account shall at any time be discontinued or otherwise unavailable for the applicable escrow funds, then another account constituting an equivalent thereof, at an agreed financial institution, as Buyer, Seller and Escrow Agent shall mutually agree in their respective reasonable discretion). “Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement. “Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(e)(i). “BA” shall have the meaning assigned thereto in Section 14.2(a). “Base Deposit Amount” shall mean TWENTY THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($23,500,000.00). “Basket Limitation” shall mean an amount equal to ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00). “Bridge Demo Work” shall mean the demolition of the Rego II Bridge in accordance with the specifications set forth on Schedule B. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the City of New York, New York. “Buyer” shall have the meaning assigned thereto in the introductory paragraph to this Agreement, but subject to the provisions of Section 14.6. “Buyer License Agreement” shall have the meaning assigned thereto in clause (o) of the definition of Permitted Exceptions. “Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1. “Buyer Waived Breach” shall have the meaning assigned thereto in Section 11.3. “Capital Expenditure” shall have the meaning assigned thereto in Section 3.3(g)(ii)(B). “Cap Limitation” shall mean an amount equal to FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00). “Cash Base Deposit” shall have the meaning assigned thereto in Section 2.3(a). “Cash Deposit” shall have the meaning assigned thereto in Section 2.3(a). “Cash Deposit Interest” shall have the meaning assigned thereto in Section 2.3(a).

-3- “City Register” shall mean Office of the City Register of the City of New York, Queens County. “City Transfer Tax” shall have the meaning assigned thereto in Section 9.1(a). “Claims” shall have the meaning assigned thereto in Section 7.3. “Closing” shall have the meaning assigned thereto in Section 2.4(a). “Closing Date” shall mean the actual date of the Closing. “Closing Documents” shall mean collectively, all agreements, certificates, assignments, instruments or other documents delivered by Buyer or Seller to the other at the Closing pursuant to this Agreement. “commercially reasonable efforts” shall mean the efforts that a commercially reasonable Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as reasonably practicable; provided, however, a Person required to use commercially reasonable efforts under this Agreement will not be thereby required to take any action that would result in a material adverse change in the benefits to such Person under this Agreement or the transactions contemplated hereby, to make any change to its business, to incur any fees or expenses (other than normal and usual de minimis filing fees, processing fees and incidental expenses) except as otherwise expressly provided herein, to commence any litigation or arbitration or to incur any other material obligation or liability. “Completion”, when used with respect to the Bridge Demo Work, shall mean that the Bridge Demo Work shall have been substantially completed, as evidenced by a certificate of the general contractor performing or architect or engineer overseeing the Bridge Demo Work certifying to the same. The terms “Complete” and “Completed”, when used with respect to the Bridge Demo Work, shall have meanings correlative with the foregoing. “Condition of the Property” shall have the meaning assigned thereto in Section 7.2(e). “Contract Period” shall have the meaning assigned thereto in Section 3.3(g)(i)(C). “Contract Period Violation” shall have the meaning assigned thereto in Section 3.3(g)(i)(C). “Contracts” shall mean any management, service, maintenance or brokerage contracts, or other agreements of a similar nature, with respect to all or any portion of the Property under which Buyer would be obligated or for which Buyer would be liable on or after the Closing. “Covered Person” shall have the meaning assigned thereto in Section 3.3(g)(i)(H). “Current TCO” shall have the meaning assigned thereto in Section 3.3(e).

“Existing Survey” shall mean that certain survey of the Property, dated November 5, 2025 (field date), by Gerald O’Buckley II Professional Land Surveyors. “FDNY” shall mean the New York City Fire Department. “Final Completion”, when used with respect to the Bridge Demo Work, shall mean that the Bridge Demo Work shall have been Completed and all of the required governmental approvals and signoffs with respect thereto shall have been issued, it being agreed that if Seller files applications and obtains permits for the portion of the Bridge Demo Work to be performed on the Property separately from the portion of the Bridge Demo Work to be performed on Rego II and/or above 62nd Drive, then the required governmental approvals and signoffs referred to in this definition shall refer only to the applications and permits for the portion of the Bridge Demo Work to be performed on the Property (including, for this purpose, the sidewalk adjacent to the Property). “Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties). “Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question. “Hazardous Materials” shall mean (A) those substances included within the definitions of any one or more of the terms “hazardous substances,” “toxic pollutants”, “hazardous materials”, “toxic substances”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq., Section 311 of the Clean Water Act, 15 U.S.C. § 2601 et seq., 33 U.S.C. § 1251 et seq., 42 U.S.C. 7401 et seq., the regulations and publications issued under any such laws and New York Environmental Conservation Law, Section 27-0901 et seq., and (B) petroleum (within the meaning of Section 12 of the New York State Navigation Law and the regulations adopted and publication promulgated pursuant to the above), radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls. “HVAC” shall mean heating, ventilation and air conditioning. “Improvements” shall mean the buildings and improvements situated on the Land as of the Effective Date. -5-

“Imputed Interest Amount” shall mean the interest that would have accrued on an amount equal to the Base Deposit Amount at the Deposit Interest Rate (from time to time) for the applicable period specified in the definition of Required Deposit Amount. “Income Tax Regulations” shall mean the regulations of the United States Department of the Treasury or any successor regulations. “IRS” shall mean the Internal Revenue Service. “IRS Reporting Requirements” shall have the meaning assigned thereto in Section 14.3(c). “Issuing Bank” shall have the meaning assigned thereto in Section 2.3(c). “Land” shall have the meaning assigned thereto in the Recitals. “Lease” shall mean each lease, license or other occupancy agreement with respect to any portion of the Property granted by Seller or any of its predecessors in interest (excluding, for clarity, any underletting, subletting, sublicense or other occupancy agreement of any sort by Buyer or any Person claiming by, through or under Buyer). “Legal Requirements” shall mean all applicable laws, rules, regulations, advances, orders, statutes, requirements and codes. “Letter of Credit” shall have the meaning assigned thereto in Section 2.3(c)(i). “LIJMC” shall mean Long Island Jewish Medical Center. “Limitation Period” shall have the meaning assigned thereto in Section 11.4. “Material Condemnation” shall mean a taking that results in the loss of either (i) more than 85,000 square feet of floor area (as such term is used in the Zoning Resolution of the City of New York) that could be developed on the Land or (ii) more than 19,200 square footage of the Land. “Memorandum of Termination” shall have the meaning assigned thereto in Section 14.19(b). “New Exception” shall have the meaning assigned thereto in Section 8.2(a). “Other Issuing Bank” shall have the meaning assigned thereto in Section 2.3(c). “Otherwise Disclosed to Buyer” shall mean information (a) set forth or referred to within this Agreement (including the schedules and exhibits annexed hereto) or (b) expressly set forth in the materials in Seller’s Due Diligence Materials. -6-

-7- “Outside Leasing Date” shall have the meaning assigned thereto in Section 3.3(c)(i). “Outside Property Readiness Date” shall have the meaning assigned thereto in Section 2.4(c). “Parking Agreement Amendment” shall have the meaning assigned thereto in Section 14.28. “Permitted Exceptions” shall mean: a) the matters listed on Schedule C attached hereto, it being expressly understood and agreed that with respect to item No. 7 on said Schedule C, Seller shall use commercially reasonable efforts until the Closing (at Seller’s cost) to effect the apportionment of the Property as described in said item No. 7, b) the matters shown on the Existing Survey, c) liens for current real estate taxes, water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, which are not yet due and payable (which shall be adjusted and prorated in accordance with the terms of this Agreement), d) standard exclusions from coverage (other than those removed or modified by the Title Affidavit) contained in the form of owner’s title policy employed by the Title Company, e) discrepancies, conflicts in boundary lines, shortages in area or encroachments, provided that any of the foregoing are immaterial; f) any state of facts which an update of the Existing Survey would disclose, provided that the same shall not materially adversely affect the value of the Property or use of the Property for its current use or for redevelopment; g) all New Exceptions that either are not objected to in writing within the time periods provided in Section 8.2(a), or if objected to in writing by Buyer, are those which Seller has elected not to (and is not required to) remove or cure under Section 8.2(a) or Section 8.2(b) or is deemed to have elected not to remove or cure under such provisions, or has been unable to remove or cure despite Seller’s commercially reasonable efforts to do so, and subject to which Buyer has nonetheless elected or is deemed hereunder to have elected to accept the conveyance of the Property, h) any Violations, whether or not noted in the Title Commitment or filed against the Property (subject, however, to Seller’s obligations relating to Violations as expressly set forth in this Agreement, including in Section 3.3(g)),

-8- i) laws, regulations, resolutions or ordinances, including building, zoning, environmental and landmark protection, as to the use, occupancy, subdivision, development, conversion or redevelopment of the Property currently or hereinafter imposed by any governmental or quasi-governmental body or authority, j) all matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors (it being understood and agreed, for the avoidance of doubt, that the agents, representatives and contractors of Seller or Seller’s Affiliate involved with the Bridge Demo Work are not the agents, representatives or contractors of Buyer), k) all rights of electricity, gas, telephone, water, cable, television and any other utilities to maintain and operate lines, cables, poles and distribution boxes serving the Property in, over, upon or under the Property, l) such matters as the Title Company would be willing to omit as exceptions to coverage, to provide an endorsement having the effect of excepting from coverage (which endorsement is reasonably acceptable to Buyer) or affirmatively insure over (which affirmative insurance is reasonably acceptable to Buyer), at no additional cost or expense to the insured, in any such case in an owner’s policy issued by the Title Company on the Closing Date, m) any defects, liens, encumbrances or other matters which will be extinguished upon the transfer of the Property or which are the subject of prorations or for which Buyer is separately compensated under other provisions of this Agreement; n) the Parking Agreement Amendment (and the parking agreement amended thereby); o) the License Agreement, dated September 30, 2025 (the “Buyer License Agreement”), between Seller, as licensor, and Buyer, as licensee, for the space identified as “Space ID: 23 Suite#: 0203A”; and p) the Declaration (Merchandising Concept Restriction). “Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity. “Pre-Approved Issuing Bank” shall have the meaning assigned thereto in Section 2.3(c).

“Prime Rate” shall mean the “Prime Rate” as reported from time to time in the Wall Street Journal Money Rates section (but if such rate ceases to be reported then the Prime Rate shall be replaced with another rate constituting an equivalent of such rate, as Buyer and Seller shall mutually agree in their respective reasonable discretion). “Property” shall have the meaning assigned thereto in Section 2.1(d). “Property Readiness Date” shall have the meaning assigned thereto in Section 2.4(a). “Purchase Price” shall have the meaning assigned thereto in Section 2.2(a). “Rego II” shall mean the buildings and improvements located across 62nd Drive from the Property, situate on the land described on Schedule D attached hereto. “Rego II Bridge” shall mean the vehicular and pedestrian bridge, spanning a portion of 62nd Drive between 97th Street and Junction Boulevard and connecting the Property and Rego II. “Rego II Condominium” shall mean the condominium known as Rego II Condominium, located at 61-01 Junction Boulevard, Queens, New York, established pursuant to the Declaration, dated March 8, 2013, pursuant to Article 9-B of the Real Property Law of the State of New York, which Declaration was recorded in the City Register on November 6, 2013 as CRFN 2013000458265, and amended by First Amendment to Declaration of Rego II Condominium, dated October 23, 2020 and recorded in the City Register on November 24, 2020 in CRFN 2020000330821, which condominium comprises two units, the “Lower Unit” and the “Upper Unit.” “Rego II Easement Agreement” shall mean the Amended and Restated Easement Agreement, dated December 21, 2007, between Alexander’s of Rego Park II, Inc., as predecessor in interest to Rego II Owner, and Seller, and recorded in the City Register on February 14, 2008, in CFRN 2008000062504. “Rego II Lender” shall mean, individually or collectively, as the context may require, (i) Bank of China, New York Branch, and its successors and assigns, as holder of the mortgage lien on the “Lower Unit” of the Rego II Condominium and (ii) Wells Fargo Bank, National Association, and its successors and assigns, as holder of the mortgage lien on the “Upper Unit” of the Rego II Condominium. “Rego II Owner” shall mean, individually or collectively, as the context may require, (i) the Rego II Condominium, acting through its board of managers, (ii) Rego II Borrower LLC, a Delaware limited liability company, as owner of the “Lower Unit” of the Rego II Condominium and (iii) Alexander’s of Rego Residential LLC, as owner of the “Upper Unit” of the Rego II Condominium. -9-

-10- “Rego II Special Permit Approval” shall mean the letter, dated September 16, 2024, from the Department of City Planning, City of New York, Office of the Counsel, to James P. Power, a copy of which is attached hereto as Exhibit I. “Releasees” shall have the meaning assigned thereto in Section 7.3. “Reporting Person” shall have the meaning assigned thereto in Section 14.3(c). “Required Deposit Amount” shall mean: (i) for purposes of Section 2.3(c)(vii) and Section 2.3(c)(viii), an amount equal to the sum of (A) the Base Deposit Amount plus (B) the Imputed Interest Amount on the Base Deposit Amount for the period commencing with the Effective Date and ending on (but not including) the date on which the Cash Deposit is deposited into the Deposit Escrow pursuant to Section 2.3(c)(vii) or Section 2.3(c)(viii), as applicable; (ii) for purposes of Section 2.3(c)(ix), an amount equal to the sum of (A) the Base Deposit Amount plus (B) the Imputed Interest Amount on the Base Deposit Amount for the period commencing with the Effective Date and ending on (but not including) the date Seller receives the Required Deposit Amount; and (iii) for purposes of Section 13.1(b)(i), an amount equal to the sum of (A) the Base Deposit Amount plus (B) the Imputed Interest Amount on the Base Deposit Amount for the period commencing with the Effective Date and ending on (but not including) the date of Seller’s termination of this Agreement pursuant to Section 13.1(a)(i) or Section 13.1(a)(iv), as applicable. “Retail Unit” shall have the meaning assigned therein in Section 14.27. “Scheduled Closing Date” shall have the meaning assigned thereto in Section 2.4(a). “Seller” shall have the meaning assigned thereto in the introductory paragraph to this Agreement. “Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2. “Seller’s Due Diligence Materials” shall have the meaning assigned thereto in Section 7.2(a). “Seller’s Knowledge” shall mean the actual current knowledge of Clifford J. Broser or Robert Minutoli, without any duty on the part of any such Person or other Persons to conduct any investigation or make any inquiry of any other Person, and “Knowledge” and “Known”, when used with respect to Seller, shall have meanings correlative to the foregoing. “State Transfer Tax” shall have the meaning assigned thereto in Section 9.1(a). “TCO” shall have the meaning assigned thereto in Section 3.3(e).

-11- “Tenant” means any tenant, licensee or other occupant under a Lease. “Title Affidavit” shall have the meaning assigned thereto in Section 8.3. “Title Commitment” shall mean that certain title commitment for the Property issued by Stewart Title Guaranty Company, with an effective date of October 13, 2025, Title Number: 918110. “Title Company” shall mean Stewart Title Guaranty Company. “Title Notice” shall have the meaning assigned thereto in Section 8.2(a). “Title Policy” shall mean an ALTA owner’s title insurance policy insuring Buyer’s title to the Property subject only to the Permitted Exceptions in an amount equal to the Purchase Price. “Transfer Taxes” shall have the meaning assigned thereto in Section 9.1(a). “Vendee Policy Premium” shall have the meaning assigned thereto in Section 2.2(c). “Vertical Transportation” shall mean, collectively, the following items in the Improvements: the escalators from street to tenant levels, the escalators in the former IKEA tenancy, the parking garage elevators, and the freight elevators. “Violations” shall mean any notes or notices of violations of Legal Requirements applicable to the Property itself, as noted by or issued by any Governmental Authority. ARTICLE II SALE, PURCHASE PRICE AND CLOSING Section 2.1 Sale of the Property. On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to the following, in each case, subject to the Permitted Exceptions: (a) the Land, (b) all buildings and other improvements of any nature on the Land, (c) all rights of way, appurtenances, easements, sidewalks, alleys and other rights and interests (including any air rights and other development rights) now belonging or appurtenant to, or comprising a part, of the Land, and (d) to the extent transferable by Seller, all governmental and public certificates, plans, drawings, soil and substrata studies, permits, licenses and approvals

-12- relating to the construction, operation, use, maintenance and occupancy of the foregoing (the property and interests described in clauses (a) through (d) above, collectively, the “Property”). Section 2.2 Purchase Price. (a) The consideration for the purchase of the Property shall be TWO HUNDRED THIRTY FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($235,500,000.00) (as such amount shall be adjusted in accordance with the terms hereof, the “Purchase Price”), which shall be deposited into escrow (or caused to be deposited into escrow) by Buyer with Escrow Agent immediately prior to the Closing in immediately available funds by wire transfer to such account or accounts that Escrow Agent shall designate to Buyer; provided that the amount to be so deposited shall be reduced by the then-applicable amount of the Cash Deposit and adjusted for Closing adjustments as described herein, and the net Purchase Price (i.e., as adjusted for Closing adjustments as described herein, and for any amounts payable by Seller via Escrow Agent) shall be delivered by Escrow Agent to Seller in accordance with Section 14.4(a). (b) No portion of the Purchase Price is attributable to any personal property. (c) At the Closing, in addition to the payment of the Purchase Price (but not as a part thereof), Buyer shall reimburse Seller for the premium paid by Seller (in the amount of $70,521.00) for the vendee title policy issued to Buyer with respect to this Agreement as of the Effective Date (the “Vendee Policy Premium”), to the extent that the Title Company credits such premium toward Buyer’s title insurance premiums. (d) No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement. Section 2.3 Deposit; Letter of Credit. (a) On the Effective Date (but subject to Section 2.3(c)), Buyer will deposit with Escrow Agent cash in an amount equal to the Base Deposit Amount (any such cash deposit and/or any proceeds of a Letter of Credit or other amounts paid to Escrow Agent pursuant to any of subparagraphs (v), (vi), (vii) or (viii) of Section 2.3(c), the “Cash Base Deposit”). The Cash Base Deposit shall be non-refundable, except as may be expressly provided in this Agreement. Escrow Agent shall hold the Cash Base Deposit and any interest earned thereon while held by Escrow Agent (such interest, the “Cash Deposit Interest” and, together with the Cash Base Deposit, the “Cash Deposit”) as security for performance of Buyer’s obligations under this Agreement, pursuant to the terms and conditions hereinafter set forth. (b) The Cash Base Deposit, upon delivery by Buyer to Escrow Agent, will be deposited by Escrow Agent in an Agreed Investment Account (the “Deposit Escrow”) and shall be held in escrow in accordance with the provisions of Section 14.4. All Cash Deposit Interest shall be paid to the party to which the Cash Deposit is to be paid in accordance with the terms hereof, except that if the Closing occurs, Buyer shall receive a credit against the

-13- Purchase Price in an amount equal to the portion of Cash Deposit delivered by Escrow Agent to Seller in accordance with Section 2.2(a), without taking into account closing adjustments, that exceeds the Base Deposit Amount. (c) Notwithstanding the provisions of Section 2.3(a): (i) At any time and from time to time from and after the Effective Date until the Closing, Buyer shall have the option (in lieu of the Cash Deposit pursuant to Section 2.3(a)) to deliver to Seller an “evergreen” letter of credit that is: (A) issued by a bank (the “Issuing Bank”) that is either (x) any of TD Bank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., The Northern Trust Company or Wells Fargo Bank, NA (or their respective successor banks) (any such bank, a “Pre-Approved Issuing Bank”) or (y) an owner bank of The Clearing House Payments Company (f/k/a The New York Clearing House Association and a/k/a The Clearing House) that, if not one of the Pre-Approved Issuing Banks, has a credit rating for its long-term unsecured debt that is “A+” (or better) from Standard & Poor’s and either “A1” (or better) from Moody’s Ratings or “A+” (or better) from Fitch Ratings (any such bank, an “Other Issuing Bank”); provided that, as of the issuance of the Letter of Credit, none of the circumstances described in Section 2.3(c)(vi) shall have occurred or be continuing with respect to the proposed Issuing Bank (whether such proposed Issuing Bank is a Pre- Approved Issuing Bank or an Other Issuing Bank); (B) in an amount (determined as of the date of the delivery to Seller of such letter of credit) equal to the sum of (x) the Base Deposit Amount plus (y) an amount calculated as: (1) the Base Deposit Amount multiplied by the Deposit Interest Rate (determined as of such date of delivery), divided by (2) three hundred and sixty-five (365), multiplied by (3) the number of days in the period from (and including) the Effective Date to (but not including) the earlier of (x) the one hundred and twentieth (120th) day after the then-applicable Outside Property Readiness Date and (y) the then-applicable Scheduled Closing Date (if any); and (C) in all material respects in the form attached hereto as Exhibit H (or in such other form, having all of the substantive provisions of the form attached hereto as Exhibit H, to which Seller shall agree in Seller’s reasonable discretion);

-14- (D) A letter of credit satisfying all of the requirements of this Section 2.3(c)(i) is referred to herein as a “Letter of Credit.” If Buyer shall deliver to Seller a Letter of Credit at any time when Escrow Agent is holding the Cash Deposit, then (1) Buyer shall notify Escrow Agent of such delivery and give a written demand to Escrow Agent to return the then-existing Cash Deposit to Buyer and (2) Escrow Agent is hereby irrevocably instructed by Buyer and Seller to return such then-existing Cash Deposit to Buyer as promptly as practicable (and the parties shall cooperate, as reasonably requested, to provide such written confirmation of such authorization and/or evidence of having no objection to such return, as Escrow Agent shall require). (ii) If, at the Closing, the Deposit is being held in the form of a Letter of Credit, then, upon the consummation of the Closing, Seller shall return the Letter of Credit to Buyer. (iii) If, at any time (other than at the Closing) when this Agreement provides for the disbursement of the Deposit, the Deposit is being held in the form of a Letter of Credit, then at such time the Letter of Credit and the proceeds thereof shall be governed by the applicable terms of Article XIII or as otherwise expressly set forth in this Agreement. (iv) Whenever this Agreement provides for the return of the Letter of Credit to Buyer, Seller shall cooperate as reasonably requested in connection with the termination of the Letter of Credit, including by executing and delivering any and all documents that are required, or are reasonably desirable, to authorize such termination, provided that the same shall not impose any cost or liability on Seller (other than to a de minimis degree, with it being agreed that any attorney’s fees or disbursements incurred by Seller in the ordinary course shall be deemed de minimis). This Section 2.3(c)(iv), and all references in this Agreement to Seller’s obligation to return the Letter of Credit to Buyer, shall survive the Closing or any termination of this Agreement. (v) If, at any time when the Deposit is being held in the form of a Letter of Credit, the Issuing Bank gives notice to Seller of the non-renewal of such Letter of Credit and Buyer does not replace such Letter of Credit with a Letter of Credit satisfying the requirements of Section 2.3(c)(i) (or, alternatively, deliver to Escrow Agent a Cash Deposit in the amount of the Required Deposit Amount (determined as of the date of such delivery), to be deposited in an Agreed Investment Account pursuant to this Section 2.3) at least fifteen (15) Business Days prior to its termination or expiration, then Seller shall have the right to draw on the Letter of Credit, provided that Seller shall cause all of the proceeds of the Letter of Credit to be forwarded to Escrow Agent as promptly as practicable after receipt of such proceeds. Escrow Agent shall thereafter hold the same in escrow as the Cash Deposit pursuant to and in accordance with Section 14.4 of this Agreement, until such time (if any) as Buyer again exercises its option to post the Deposit in the form of a Letter of Credit satisfying the requirements of Section 2.3(c)(i). (vi) If, at any time when the Deposit is being held in the form of a

-15- Letter of Credit, Seller reasonably believes that circumstances have occurred indicating that (1) the Issuing Bank may become incapable of, unable to or prohibited from honoring the Letter of Credit or (2) by reason of a legal impediment (not caused by a wrongful action or wrongful omission of Seller or any of Seller’s Affiliates), Seller may become incapable of, unable to or prohibited from drawing on the Letter of Credit (it being understood and agreed that the grounds for such reasonable belief shall include (A) if the Federal Deposit Insurance Corporation or any successor thereto shall issue a declaration, warning or like statement that the Issuing Bank is insolvent, is not capable of honoring its obligations or is undercapitalized, (B) if the Issuing Bank is in receivership, is controlled by the government, or is the subject of a closure, merger, consolidation or nationalization, (C) if the credit rating of the long-term unsecured debt of the Issuing Bank is downgraded to less than “A” by Standard & Poor’s or Fitch Ratings or to less than “A2” by Moody’s Ratings (but if the Issuing Bank is TD Bank, N.A. the foregoing reference to “A2” shall be deemed to be “A3”) or (D) if the Issuing Bank shall appear on any reputable problem list or watch list), then Seller shall give Buyer written notice thereof and if Buyer shall fail to replace the Letter of Credit with a Letter of Credit satisfying the requirements of Section 2.3(c)(i) (or, alternatively, deliver to Escrow Agent a Cash Deposit in the amount of the Required Deposit Amount (determined as of the date of such delivery), to be deposited in an Agreed Investment Account pursuant to this Section 2.3) within fifteen (15) Business Days after receipt of such written notice, then, without limiting Buyer’s obligations under Section 2.3(c)(vii), (viii) or (ix), Seller may draw on the Letter of Credit, provided that Seller shall cause the proceeds of the Letter of Credit to be forwarded to Escrow Agent. Escrow Agent shall thereafter hold the same in escrow as the Cash Deposit pursuant to and in accordance with Section 14.4 of this Agreement, until such time (if any) as Buyer again exercises its option to post the Deposit in the form of a Letter of Credit satisfying the requirements of Section 2.3(c)(i). (vii) If, at any time when the Deposit is being held in the form of a Letter of Credit, Buyer replaces such Letter of Credit with either another Letter of Credit satisfying the requirements of Section 2.3(c)(i) or with a Cash Deposit in the amount of the Required Deposit Amount (determined as of the date of such delivery), then Seller, within five (5) Business Days after notice from Buyer, shall return such replaced Letter of Credit to Buyer. (viii) If, at any time when the Deposit is being held in the form of Letter of Credit, (A) either the Issuing Bank has become incapable of, unable to or prohibited from honoring the Letter of Credit or by reason of a legal impediment (not caused by a wrongful action or wrongful omission of Seller or any of Seller’s Affiliates), Seller is incapable of, unable to or prohibited from drawing on the Letter of Credit (assuming for purposes of this clause (viii) with respect to Seller that it is then entitled to receive the Deposit pursuant to the terms of this Agreement), including by reason of any of the circumstances described in clause (A) or (B) of Section 2.3(c)(vi) or by reason of the Letter of Credit having expired, or (B) because of a postponement of the Outside Property Readiness Date or the Scheduled Closing Date, the face amount of the Letter of Credit is at least ten percent (10%) less than the amount that would be required under Section 2.3(c)(i)(B) if calculated using such postponed date, then Buyer, on fifteen (15)

-16- Business Days’ notice from Seller (which notice shall include at the top thereof a legend in bold face type stating that Buyer’s failure to comply with its obligations under this Section could result in a termination of this Agreement), shall deliver either a Letter of Credit (or, with respect to an instance described in the immediately preceding clause (B), an amendment of the then-outstanding Letter of Credit) satisfying the requirements of Section 2.3(c) to Seller or a Cash Deposit in the amount of the Required Deposit Amount (determined as of the date of such delivery) to Escrow Agent. If Buyer fails to comply with its obligation under this Section 2.3(c)(viii), Seller may deliver a second notice to Buyer under this Section 2.3(c)(viii) (which notice shall include at the top thereof a legend in bold face type stating that Buyer’s failure to comply with its obligations under this Section could result in a termination of this Agreement), and if Buyer’s failure to comply with its obligations under this Section 2.3(c)(viii) continues for ten (10) Business Days after such second notice, Seller may terminate this Agreement in accordance with Section 13.1(a)(iv). (ix) If, at any time when the Deposit is being held in the form of Letter of Credit, (A) Seller is entitled to receive and retain (i.e., not forward to the Escrow Agent) the Required Deposit Amount pursuant to the terms of this Agreement and (B) the Issuing Bank fails for any reason whatsoever (notwithstanding Seller’s draw request in accordance with the terms of the Letter of Credit) to honor the Letter of Credit, or Seller is unable to draw under the Letter of Credit for the Required Deposit Amount, then Buyer shall be liable to Seller for the amount of the Required Deposit Amount (or so much thereof as was not paid by the Issuing Bank to Seller), it being agreed that the Letter of Credit is intended to secure (and not replace) Buyer’s agreement to pay the Required Deposit Amount to Seller in the circumstances in which Seller is entitled to the same hereunder. Upon Seller’s receipt of the Required Deposit Amount, Seller shall return the Letter of Credit to Buyer. Section 2.4 The Closing. (a) The closing of the sale and purchase of the Property (the “Closing”) shall take place on the day (such day, as the same may be adjusted in accordance with Section 2.4(b), Section 2.4(f) or any other express provision of this Agreement, the “Scheduled Closing Date”) that is the thirtieth (30th) day following the later of (A) the date of Completion of the Bridge Demo Work and (B) the date that the entirety of the Property shall be vacant and free of all tenancies and occupancies (other than pursuant to the Buyer License Agreement and the parking agreement that is the subject of the Parking Agreement Amendment) (the later of (A) and (B), subject to Section 2.4(c) and Section 2.4(e), the “Property Readiness Date”). Time shall be of the essence with respect to Buyer’s and Seller’s obligations hereunder to close the purchase and sale of the Property on the Scheduled Closing Date. (b) Notwithstanding anything herein to the contrary: (1) if the Scheduled Closing Date is a Friday, then the Scheduled Closing Date shall be postponed to the following Business Day;

-17- (2) if (for any reason) the Property Readiness Date shall not have occurred by the Outside Property Readiness Date, then (subject to clause (3) of this Section 2.4(b) and the final sentence of Section 3.4(c)) Buyer shall have the right (in Buyer’s sole discretion, by written notice to Seller): (x) to terminate this Agreement (in which case the provisions of Section 13.2(b)(i) shall apply); (y) to pursue the Completion of the Bridge Demo Work (as more particularly set forth in Section 3.4(d), either with or without waiving the condition in Section 5.2(b) (as so elected by Buyer)); or (z) to postpone the Outside Property Readiness Date one or more times by a period of not less than ninety (90) days each and not more than twenty-four (24) months in the aggregate, as elected by Buyer and set forth in such notice (it being agreed that, if Buyer elects or is deemed to have elected under this clause (z) to postpone the Outside Property Readiness Date, the Purchase Price shall be reduced by Seven Thousand Five Hundred Dollars ($7,500) for each day after the Outside Property Readiness Date (as in effect immediately prior to Buyer’s election or deemed election to postpone the Outside Property Readiness Date) until the date on which the Property Readiness Date occurs (but with such daily Purchase Price reduction being decreased to Two Thousand Five Hundred Dollars ($2,500) during any period after the twelve (12) month anniversary of the Outside Property Readiness Date (as in effect immediately prior to Buyer’s election or deemed election to postpone the Outside Property Readiness Date)), but with a maximum total Purchase Price reduction under this clause (z) of Three Million Six Hundred and Fifty Thousand Dollars ($3,650,000.00)), it being understood and agreed that Buyer’s failure to give a notice to Seller that Buyer elected one of the options described in clauses (x), (y) and (z) of this clause (2) prior to the day that is ten (10) Business Days after the then- applicable Outside Property Readiness Date shall be deemed an election to proceed under the foregoing clause (z) and postpone the Outside Property Readiness Date by an initial period of twelve (12) months; and (3) if (for any reason), as of the Outside Property Readiness Date, Completion of the Bridge Demo Work has occurred (but Final Completion of the Bridge Demo Work has not occurred), then (subject to the final sentence of Section 3.4(c)) (x) Seller shall have the right (upon written notice to Buyer) to postpone the Outside Property Readiness Date one or more times by a period of not less than ninety (90) days each and not more than twelve (12) months in the aggregate, but only for so long as Seller is using commercially reasonable efforts to achieve Final Completion of the Bridge Demo Work, and (y) Seller shall keep Buyer reasonably informed from time to time of the progress of such efforts (it being agreed that if Seller has the right under this clause (3) to

-18- postpone the Outside Property Readiness Date and does so, then Buyer shall not have the right to make any of the elections provided for under Section 2.4(b)(2) during the period of any such postponement). The “Outside Property Readiness Date” shall mean October 31, 2028, as the same may be adjusted in accordance with clause (2)(z) and/or clause (3) of this Section 2.4(b) or in accordance with Section 3.4(c). (c) Seller shall endeavor to give Buyer written notice of the occurrence of the Property Readiness Date not later than two (2) Business Days thereafter, and Buyer shall have reasonable walkthrough and inspection rights to confirm such occurrence. Notwithstanding any provision of this Agreement, if Seller is delayed in giving such written notice beyond such two (2) Business Day period, then the Property Readiness Date shall be delayed by one (1) day for each day of such delay. (d) Intentionally omitted. (e) Intentionally omitted. (f) If one or more conditions set forth in Section 5.1 or Section 5.2 are not satisfied as of the then-applicable Scheduled Closing Date, then (i) in the case of conditions under Section 5.1, Buyer shall have the right from time to time, by written notice to Seller, to adjourn the Scheduled Closing Date (but the maximum period of adjournments by Buyer under this Section 2.4(f) shall be equal to ninety (90) days) and (ii) in the case of conditions under Section 5.2, Seller shall have the right from time to time, by written notice to Buyer, to adjourn the Scheduled Closing Date (but the maximum period of adjournments by Seller under this Section 2.4(f) shall be equal to ninety (90) days, unless such adjournment is required to satisfy the condition set forth in Section 5.2(h), in which event Seller shall have the right, by written notice to Buyer, to adjourn the Scheduled Closing Date from time to time, in ninety (90) day increments, through the Outside Property Readiness Date). (g) The Closing shall be held on the Scheduled Closing Date at 11:00 A.M. by means of a New York style escrow closing facilitated by Escrow Agent. ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER Section 3.1 General Seller Representations and Warranties. Seller hereby represents and warrants to Buyer as follows: (a) Formation; Existence. It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business in the State of New York. (b) Power and Authority. It has all requisite power and authority to execute and deliver this Agreement and the Closing Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and

-19- thereby. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary action on its part, except, with respect to the Closing Documents, for such authorizations as will be obtained on or before the Closing Date. This Agreement has been, and the Closing Documents will be, duly executed and delivered by Seller and constitute Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity). (c) No Consents. Except as contemplated in Section 6.2, Seller is not required to obtain any consent, license, approval, order, permit or authorization of, or make any registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party in connection with Seller’s execution, delivery and performance of this Agreement, except for any of the foregoing that would not, individually or in the aggregate, be reasonably likely to prevent, delay, or materially impair the consummation of the transaction contemplated herein. (d) No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Property, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond note, or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party in its individual capacity or to which its assets or properties are subject or (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties, except where any conflict or violation described in clause (i), (ii) or (iii) of this subsection (d) would not, individually or in the aggregate, be reasonably likely to prevent or delay the consummation of the transaction contemplated herein. (e) OFAC; Anti-Terrorism Law. (i) None of Seller or its Affiliates is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). (ii) None of Seller or its Affiliates is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

-20- (iii) None of Seller or its Affiliates (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person included in the lists described in the preceding paragraph, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. (iv) None of Seller or its Affiliates is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)). (f) Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. (g) Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) admitted in writing its inability to pay its debts as they become due, (iii) filed any voluntary petition in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or suffered the filing of any involuntary petition by Seller’s creditors, (iv) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending or (v) suffered the attachment or other judicial seizure of all, substantially all of Seller’s assets, which remains pending. Section 3.2 Representations and Warranties of Seller as to the Property. Except as Otherwise Disclosed to Buyer, Seller hereby represents and warrants to Buyer as follows: (a) Suits and Proceedings. Except as set forth on Schedule E attached hereto, there are no actions, suits, arbitrations, governmental investigations or other proceedings pending and served or, to Seller’s Knowledge, threatened or pending but not yet served against Seller’s interest in the Property or (to the extent the same would have a material adverse effect on Seller’s ability to perform its obligations under this Agreement) Seller before any court or Governmental Authority, excluding any of the foregoing fully covered by insurance, and no judgment of any kind against Seller that is unpaid or unsatisfied of record (to the extent the same would have a material adverse effect on Seller’s ability to perform its obligations under this Agreement). (b) Condemnation. As of the Effective Date, Seller has not received any written condemnation notice from any Governmental Authority with respect to all or part of the Property, and to Seller’s Knowledge, no such action is threatened or contemplated.

-21- (c) Knowledge. Clifford J. Broser and Robert Minutoli are the representatives of Seller charged by Seller with the primary day-to-day responsibility for the transactions contemplated hereby. (d) Employees. Seller has no employees in connection with the management, operation or maintenance of the Property that Buyer will be obligated to employ from and after the Closing, and there are no union contracts or collective bargaining agreements to which Seller is a party or to which the Property is subject that Buyer, by reason of its acquisition of the Property, will be required to assume or be bound by from and after the Closing. (e) Leases. The Leases listed on Exhibit A are the only leases, licenses, tenancies, possession agreements and occupancy agreements affecting the Property, and there are no other leases, licenses, tenancies, possession agreements or occupancy agreements affecting the Property. (f) Environmental Matters. As of the Effective Date, Seller has not received any written notice from any Governmental Authority or other Person of a violation of any Environmental Laws that has not been corrected or of any governmental investigation, audit, cleanup, abatement or containment with respect to any environmental contamination at the Property. Except for uses permitted by applicable law, Seller has not used, and, to Seller’s Knowledge, has not permitted any other person to use, the Property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any hazardous materials in violation of any applicable Environmental Laws. (g) Purchase Option. Neither Seller nor, to Seller’s Knowledge, any predecessor in fee title to Seller has granted any Person an option or right of first refusal (i) to purchase all or any portion of the Property, or (ii) to lease, occupy or otherwise have any interest in or to the Property (except as expressly set forth in the Leases on Exhibit A). (h) Contracts. There are no Contracts, except those that terminate or expire prior to the Closing (or can be terminated by Seller prior to the Closing). (i) Special Permit Approval. Seller has received the Rego II Special Permit Approval, a true and complete copy of which is attached hereto as Exhibit I. (j) Necessary Rego II Lender Consent. (i) Bank of China, New York Branch, as holder of the mortgage lien on the “Lower Unit” of the Rego II Condominium, has approved in writing the demolition of the Rego II Bridge and the termination of the Rego II Easement Agreement, and such approval has not been rescinded. (ii) Wells Fargo Bank, National Association, and its successors and assigns, as holder of the mortgage lien on the “Upper Unit” of the Rego II Condominium, has (x) acknowledged in writing that its consent is not required for the demolition of the

-22- Rego II Bridge and (y) approved the termination of the Rego II Easement Agreement, and neither such acknowledgement nor such approval has been rescinded. Section 3.3 Covenants of Seller Prior to Closing. From the Effective Date until Closing or earlier termination of this Agreement, Seller shall comply with the following: (a) Contracts. Without the prior written consent of Buyer, not to be unreasonably withheld, delayed or conditioned, Seller shall not enter into, amend in any material respect, extend, renew or terminate any third party contracts, equipment leases or (except as expressly permitted under Section 3.3(c)) other agreements related to the Property; provided that Seller may enter into, amend in any material respect, extend, renew or terminate any such contracts without Buyer’s consent if such contract expires or is terminated on or prior to Closing (with no ongoing liabilities or obligations) at Seller’s sole cost and expense. (b) Litigation; Violations. (i) Promptly upon Seller’s Knowledge, Seller shall notify Buyer of any litigation, arbitration, proceeding or administrative hearing (including condemnation) before any Governmental Authority which is reasonably likely to adversely affect in any material respect (A) Seller’s ability to consummate the transactions contemplated by this Agreement, (B) the ownership of the Property, (C) the operation of the Property or (D) the Bridge Demo Work. (ii) Promptly upon Seller’s Knowledge, Seller shall deliver to Buyer copies of notices of Violations or other material notices regarding the Property received by Seller. In addition, Seller shall (a) provide Buyer with copies of any filings and the results of any inspections and tests related to the items listed in Part I and Part II of Schedule G within a reasonable period following the submission of such filings, inspections or tests to the applicable agency and (b) endeavor (but without obligation) to give Buyer reasonable advance notice of any inspections and tests related to the items listed in Part I and Part II of Schedule G. (c) Leasing. Without Buyer’s prior written consent (in Buyer’s sole discretion, except as otherwise expressly provided in this Section 3.3(c)), Seller shall not: (i) enter into any Lease with respect to all or any portion of the Property (or consent to any sublease, license or other occupancy agreement to be entered into by any tenant or other occupant), except that Seller may enter into a Lease (or consent to any such sublease, license or other occupancy agreement) with a stated term expiration date not later than the one hundred and eightieth day (180th) day prior to the then applicable Outside Property Readiness Date (the “Outside Leasing Date”); or (ii) modify any Lease in any manner that would extend, or give the lessee the right to extend, the term of such Lease (except if, after such extension, the stated expiration date of such Lease (taking into account any and all extension and

-23- renewal options) is not later than the Outside Leasing Date or Seller has the right to terminate such Lease on or prior to the Outside Leasing Date). Promptly after the entry into or modification of any Lease, Seller shall advise Buyer thereof (and provide Buyer with true, correct and complete copies of the applicable documentation). Promptly after Buyer’s inquiry from time to time, Seller shall advise Buyer of the then-current status of the negotiations described on Exhibit A. (d) Insurance. Seller shall at all times, at Seller’s cost, maintain the property and liability insurance set forth on Schedule F, except that Seller may make adjustments in such types of insurance coverage to the extent the same are commercially reasonable (it being agreed that adjustments substantially matching adjustments in the Alexander’s Inc. blanket insurance program for properties similar to the Property shall be deemed commercially reasonable), provided that (i) except as expressly provided in Schedule F with respect to pollution liability coverage after December 17, 2017, such adjustments would not, individually or in the aggregate, reduce the substantive protections previously provided by the insurance set forth on Schedule F other than to a de minimis extent and (ii) Seller shall give Buyer notice of any such adjustment within a reasonably prompt time after effecting the same, which notice shall provide reasonably sufficient detail (including, where applicable, insurance certificates) in order to enable Buyer to confirm that the requirements of this Section 3.3(d) have been fulfilled. (e) TCO. (i) Subject to Section 9.2, Seller shall (at its cost) use commercially reasonable efforts to obtain one or more renewals of the temporary certificate of occupancy for the Property issued February 19, 2026 (the “Current TCO”), a copy of which Current TCO is attached hereto as Exhibit J (any such renewed certificate of occupancy, a “TCO”), including securing and maintaining any permits and approvals necessary for the TCO, such that a valid TCO is in effect at all times during the Contract Period (including, for the avoidance of doubt, on the Closing Date). For the avoidance of doubt, a temporary certificate of occupancy for the Property that contains DOB revisions to the Current TCO (including DOB revisions adverse to Buyer), shall constitute a “TCO” for purposes of this Agreement as long as such certificate is valid and permits occupancy of the Property. (ii) Notwithstanding any provision of this Agreement, (x) Seller shall fully indemnify, defend and hold harmless Buyer from and against any and all fines imposed by any Governmental Authority by reason of any use or occupancy of the Property without a valid temporary certificate of occupancy being in effect at any time following September 18, 2025 through the Closing (or in violation of the certificate of occupancy in effect at such time), (y) Seller’s indemnification obligation pursuant to clause (x) of this sentence shall survive the Closing and (z) Seller’s indirect parent entity, Alexander’s, Inc. hereby guarantees the obligations of Seller under clause (x) of this sentence. (iii) TCO Note re Parking Spaces. If the TCO that is in effect as of the Closing does not delete the requirement in the “Borough Comments” section of the Current TCO to “clarify enclosed and open number of parking spaces”, then Buyer shall receive a

-24- credit against the Purchase Price in the amount of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00). (iv) Without limiting the provisions of Section 3.3(e)(iii), if the TCO that is in effect as of the Closing (whether temporary or permanent) is revised from the Current TCO in an adverse manner, then Buyer shall receive a credit against the Purchase Price in the amount of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00). (f) Tax Map. Seller’s counsel has sent a letter, dated July 12, 2024, to the New York City Department of Finance, requesting the removal of Block 2084, Lot 130 from the Tax Map. Seller shall cooperate with Buyer (as reasonably requested by Buyer from time to time), with each party being responsible for its own costs, to obtain such removal. Notwithstanding any provision of this Agreement, if such removal has not occurred as of Closing, then at Closing Seller shall deliver to Buyer a quitclaim deed to Block 2084, Lot 130. (g) Maintenance and Repairs. (i) Subject to Section 3.3(g)(ii) and Section 9.2, but without limiting Seller’s obligations under Section 3.3(e), at Seller’s cost (except to the extent expressly set forth to the contrary in this Section 3.3(g)): (A) [Intentionally omitted.] (B) Seller shall pay any fines, penalties, interest and other amounts resulting from Violations issued prior to the Closing that are, in each case, in a liquidated amount. (C) If any Violation is issued between the Effective Date and Closing (such period, the “Contract Period” and any such Violation, a “Contract Period Violation”) with respect to any of the items listed in Part I or Part II of Schedule G attached hereto because Seller (1) failed to perform any inspections or tests or to take any actions specified in Part I of Schedule G or required by the local laws listed in Part II of Schedule G (but subject to Seller’s rights under this Section 3.3(g)(i) to turn off pieces of HVAC equipment and to shut down elements of Vertical Transportation) or (2) failed to perform any repair or other work necessary to pass such inspections or tests and such failure to perform under either clause (1) or clause (2) of this clause (C) prevented Seller from maintaining a TCO, then, notwithstanding anything herein to the contrary, Seller shall cause such Contract Period Violation to be removed from the DOB’s records no later than Closing. For any other Contract Period Violations, if Buyer requests Seller to use commercially reasonable efforts to effect such removal, then Seller will do so provided (x) Buyer agrees in writing to pay the actual, out-of- pocket costs reasonably incurred by Seller in using commercially reasonable efforts to effect such removal and (y) the removal of any such other Contract Period Violation shall not be a condition to Buyer’s obligation to close on the

-25- purchase of the Property in accordance with the other provisions of this Agreement. (D) HVAC Equipment and Sump Pumps. (1) [Intentionally omitted.] (2) At all times during the Contract Period, Seller will operate, maintain and, if necessary, repair (x) those components of the HVAC system to the extent required (in Seller’s reasonable judgment) to avoid the bursting of pipes and the growth of mold and (y) the existing sump pumps at the Improvements. (3) Seller will maintain and keep in effect the Equipment Use Permits existing as of the Effective Date, if and to the extent that the equipment covered by such Equipment Use Permits is required to meet Seller’s obligations under Section 3.3(g)(i)(A) or clause (1) or clause (2) of this Section 3.3(g)(i)(D), but subject to clause (4) below. (4) Buyer understands and agrees that many pieces of HVAC equipment in the Improvements have been or will be turned off because that equipment is not required to meet Seller’s obligations under clause (1) or clause (2) of this Section 3.3(g)(i)(D). Seller shall not be obligated to maintain and keep current any Equipment Use Permits for equipment that is so turned off. Thirty (30) days prior to the anticipated date of Closing, Seller shall deliver to Buyer a list of which pieces of HVAC equipment in the Improvements have been turned off and which have not been turned off. (E) Prior to the Closing, Seller shall remove any exterior signage on the Property except exterior signage that is (x) reasonably required for the operation of the parking garage or (y) required by Legal Requirements. (F) At all times during the Contract Period, Seller shall repair any leak of water into the Improvements of which Seller is aware (or should reasonably be aware) and that is reasonably likely to materially damage the Improvements, provided that in the case of water infiltration or leaks caused by storm water or inadequacies in or failures of public infrastructure (including overflows in the New York City storm drain system or broken water mains), Seller’s obligation under this clause (F) shall be limited to (x) the use of commercially reasonable efforts to contain the infiltrated water and prevent mold

-26- (such as, by way of example, the removal of wet drywall or the use of sump pumps and/or sandbags if and when a prudent owner of property would do so), subject to Section 3.3(g)(ii)(B), and (y) the removal of any material amounts of standing water and/or mold. (G) At all times during the Contract Period, Seller shall secure the Property from intruders and use commercially reasonable efforts to cause any intruders to leave. Seller shall not be obligated to install any additional fencing or barricades around the parking garage or other portions of the Improvements. (H) Seller shall remediate any environmental condition in accordance with Legal Requirements if and to the extent that such condition was caused by the affirmative action of a Covered Person during the Contract Period. Further, in the event that an environmental condition affecting the Property first arises during the Contract Period, and the same is not caused by the affirmative action of a Covered Person or the Buyer, a Buyer’s Affiliate or any contractor or vendor engaged by Buyer or a Buyer’s Affiliate, then Seller shall take commercially reasonable steps to pursue the party(ies) responsible for such condition to compel such party(ies) to remediate such environmental condition in accordance with Legal Requirements. For purposes of this clause (H), a “Covered Person” means (1) Seller, (2) any Seller’s Affiliate, (3) any tenant at the Property, (4) any contractor or vendor engaged by Seller, Seller’s Affiliate or any tenant at the Property for the provision of labor or material at the Property or (5) any subcontractor engaged for the provision of labor or material at the Property by a contractor described in the immediately preceding sub-clause (4). (I) Buyer shall remediate any environmental condition to the extent that Buyer is required to do so under the Access Agreement. (J) Vertical Transportation. (1) [Intentionally omitted.] (2) Any Vertical Transportation may be shut down, but not decommissioned. (3) Subject to clause (4) of this Section 3.3(g)(i)(J), Seller will (at Seller’s cost) cause all inspections, testing and municipal fees required to keep all Vertical Transportation permits current even after any Vertical Transportation has been shut down.

-27- (4) After any element of Vertical Transportation is shut down in compliance with clause (2) of this Section 3.3(g)(i)(J), Buyer will pay for the actual, reasonable out-of- pocket cost of any maintenance and repairs, each to the extent reasonably required for the renewal of permits being kept current by Seller with respect to such element pursuant to clause (3) of this Section 3.3(g)(i)(J). (5) If the exterior escalators in the Improvements are shut down, then Seller will close and lock the attached gates at the tops and bottoms of such escalators. (K) Seller shall have the right to obtain approvals or waivers from the FDNY and/or any other governmental authority to decrease the frequency of or to eliminate the inspections or tests specified in Part I of Schedule G, except for any inspections or tests required to maintain Equipment Use Permits for equipment required to be operated under clause (D)(3) of this Section 3.3(g)(i). (ii) Notwithstanding the terms of Section 3.3(g)(i) or anything else in this Agreement that may be construed to the contrary: (A) Seller shall have no obligation or liability with respect to, and Buyer shall have no rights or remedies hereunder as a result of, a Violation or other condition at the Property caused by Buyer, its contractors, representatives or agents. (B) Subject to the final sentence of this Section 3.3(g)(ii)(B), Seller shall have no obligation or liability with respect to, and Buyer shall have no rights or remedies hereunder as a result of, Seller’s failure to make any repair, alteration, improvement or replacement, to cure any Violation, to incur any cost or to deliver the Property in a specified condition, to the extent that in any such case the same would require Seller to incur an expenditure that (1) under United States generally accepted accounting principles is capital in nature (a “Capital Expenditure”) and (2) when taken together with all other Capital Expenditures during the Contract Period as of the date of such determination, would exceed either (a) Sixteen Thousand Six Hundred Sixty Six and 67/100 Dollars ($16,666.67) multiplied by the greater of (I) the number of months from the Effective Date through the last full month preceding such date of determination and (II) six (6) or (b) Two Hundred Thousand and 00/100 Dollars in the aggregate. If any such repair, alteration, improvement, replacement or cure is not made by Seller pursuant to this Section 3.3(g)(ii)(B), (x) Seller shall give Buyer written notice thereof (in reasonable detail) (but the failure to provide such notice shall not affect the protections afforded to Seller under the first sentence of this Section 3.3(g)(ii)(B)) and (y) Seller shall consider in good faith a request by Buyer to effect such repair, alteration, improvement, replacement or cure prior to

-28- the Closing, provided Buyer agrees in writing to pay the actual, out-of-pocket costs reasonably incurred by Seller in effecting the same and (z) Seller’s failure to perform or complete such work shall not be a condition to Buyer’s obligation to close on the purchase of the Property in accordance with the other provisions of this Agreement. This Section 3.3(g)(ii)(B) shall not be applicable to Seller’s obligations under Section 3.3(g)(i)(B), (E) or (H). (C) Except as may be expressly required under this Agreement (including this Section 3.3(g) and Section 9.2), (1) Seller shall have no obligation or liability with respect to, and Buyer shall have no rights or remedies hereunder as a result of, any Violation and (2) Seller shall have no liability and Buyer shall have no rights or remedies if and to the extent the Property is not in compliance with Legal Requirements applicable to the Property. (iii) To the extent that any environmental condition exists as of the Effective Date but is discovered only during the Contract Period, such condition shall not give rise to any obligations on the part of Seller or its affiliates or rights on the part of Buyer or its affiliates (except if the same violates a representation being made by Seller in Section 3.2(f) or Seller’s obligations in Section 3.3(g), in any of which cases Buyer shall have the remedies provided for herein). (iv) If during the Contract Period any material environmental condition first arises (and not, for clarity, is first discovered) and the same is not addressed by Section 3.3(g)(i)(H) (unless the same is so addressed but Seller fails to remediate the same in a prompt and commercially reasonable manner), Section 3.3(g)(i)(I) or Section 3.3(g)(iii) (unless the same constitutes a violation of a representation as set forth therein), then Buyer shall have the right to elect, within fifteen (15) Business Days after Buyer obtains actual knowledge of such condition, either (x) to terminate this Agreement, in which event (i) the Deposit (including all interest thereon) shall be returned to Buyer (or, if the Deposit is then being held in the form of a Letter of Credit, the Letter of Credit shall be returned to Buyer) and (ii) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement, or (y) to proceed with the Closing, in which case Buyer shall be deemed to have waived and released Seller from any claim in respect of such condition. If Buyer shall fail to notify Seller of its election within said fifteen (15) Business Day period, then Seller shall have the right to give Buyer a second notice (stating in bold and capitalized letters “YOUR FAILURE TO RESPOND IN FIFTEEN (15) BUSINESS DAYS WILL RESULT IN A WAIVER OF CONDITIONS TO CLOSING”), and if Buyer shall fail to notify Seller of its election within fifteen (15) Business Days after receipt of such second notice, then Buyer shall be conclusively deemed to have elected to proceed with the Closing in accordance with such clause (y). If Buyer elects or is deemed to have elected to proceed with the Closing in accordance with clause (y) of this Section 3.3(g)(iv), then Seller shall use commercially reasonable efforts to assign (or caused to be assigned) to Buyer at the Closing the proceeds of any insurance policies providing coverage for the remediation costs of the environmental condition in question, less any out-of-pocket collection costs (and other out-of-pocket costs and expenses) that Seller shall have

-29- reasonably incurred to stabilize or remediate such condition prior to the Closing. This Section 3.3(g)(iv), and not Section 9.2, shall govern in the circumstances described in this Section 3.3(g)(iv). (v) In the event of any dispute with respect to this Section 3.3(g) that the parties fail to resolve themselves, either party shall have the right to submit such dispute to binding arbitration by JAMS (the “ADR Provider”), in accordance with its rules for the real estate industry and expedited procedures then in effect. In the event that JAMS is unable to act as the ADR Provider, then any arbitration hereunder shall be conducted in New York City before an arbitrator appointed, on application of any party, by any justice of the New York State Supreme Court located in the County of Queens. In rendering its decision and award the arbitrator(s) shall have no power to modify any of the provisions of this Section 3.3(g). Any arbitrator appointed or selected in connection with any arbitration under this Section 3.3(g) shall be (x) a real estate owner, developer or manager having at least ten (10) years’ experience with the maintenance and repairs of retail buildings in the City of New York and (y) neutral, unaffiliated and independent of either Buyer or Seller. Each party shall be responsible for its own costs and expenses in connection with such arbitration, and for one-half (1/2) of the costs and expenses of the ADR Provider in connection with such arbitration. (h) Special Permit Approval. Seller shall not take any action reasonably expected to result in either (i) a revocation or invalidation of the Rego II Special Permit Approval or (ii) a modification of the Rego II Special Permit Approval which modification would have an adverse effect on the Property (except to a de minimis degree). (i) Open Permit Matters. Seller, at Seller’s cost and expense, shall close out, remove and/or otherwise resolve the matters indicated as the responsibility of “Vornado” or “existing tenant” on Exhibit K attached hereto in the manner specified on said Exhibit K (and, for clarity, Seller shall have no obligation with respect to the unshaded rows on said Exhibit K, namely, rows 1, 6, 9, 10, 12, 13, 16, 21, 23 and 27). (j) Environmental Matters. Promptly after Seller receives the same, Seller shall deliver to Buyer copies of any correspondence relating to the Property between Seller and Governmental Authorities relating to Hazardous Materials or Environmental Laws. Promptly after either party becomes aware thereof, such party shall notify the other party of any material release, discharge, or migration of Hazardous Materials on, in, under or around the Property or any violation of Environmental Law at the Property. Seller shall not grant any Person the right to use the Property for the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any hazardous materials, in each instance in violation of any applicable Environmental Laws. If and to the extent that Seller is required by this Agreement to remediate any environmental condition, Seller shall undertake such remediation to completion at Seller’s sole cost and expense, and promptly after receipt of a no further action determination or equivalent regulatory approval confirming that adequate investigation and remediation has been completed Seller shall deliver same to Buyer (which delivery obligation shall survive the Closing).

-30- (k) Representations. Seller shall not take any action that would cause any representation or warranty by Seller in Section 3.2(d) or Section 3.2(g) to become untrue. (l) Buyer License Agreement. Nothing in this Agreement, including Section 3.3, shall be construed to relieve Seller or Buyer of any of their respective rights and obligations under the Buyer License Agreement (including Seller’s obligations with respect to utilities at, and access to, the premises licensed thereunder) or to affect the parties’ respective remedies relating thereto. Section 3.4 Bridge Demo Work. (a) Subject to and in accordance with the terms set forth in this Section 3.4 and Section 3.5, (i) Seller acknowledges and agrees that Final Completion of the Bridge Demo Work is an express condition to Buyer’s obligation to close on the purchase and sale of the Property hereunder; and (ii) Seller agrees to use commercially reasonable efforts to cause the Final Completion of the Bridge Demo Work not later than the Outside Property Readiness Date. If at any time Seller is not using such commercially reasonable efforts, Buyer shall have the right to seek injunctive or declaratory relief to compel Seller to do so. (b) The Bridge Demo Work shall be performed and completed in accordance with the specifications set forth on Schedule B. Without obligation, Seller shall endeavor to keep Buyer apprised (orally or by email), on a reasonably frequent basis, as to the progress of the Bridge Demo Work, the then-anticipated date of Final Completion and (if Final Completion has occurred) the date of Final Completion. (c) Notwithstanding any provisions of this Agreement, if the Final Completion of the Bridge Demo Work is delayed beyond the then-applicable Outside Property Readiness Date because of fire or other casualty, acts of God, laws, regulations or rules of any Governmental Authority, including those relating to pandemics or other diseases, unusual weather conditions, latent or otherwise unknown conditions at the Property, war or other hostilities, riot, civil commotion or unrest, acts of terrorism, labor or supply shortages, strikes and other work actions, insolvency of, or other conditions or occurrences with respect to, contractors, subcontractors, suppliers or other Persons involved in the planning, performance or supplying of the Bridge Demo Work (but not the insolvency or other financial condition of Seller or Rego II Owner), and/or any other event, occurrence or condition, whether similar or dissimilar to the foregoing, that is beyond the reasonable control of Seller to prevent (provided, however, that (i) Seller shall have given Buyer written notice of the applicable delay and the reasons therefor (each in reasonable detail), within a reasonably prompt period after Seller first has knowledge of such delay and (ii) Seller shall not be entitled to such postponement to the extent such delay is caused by Seller’s failure, within a reasonably prompt period after Seller first has knowledge of such delay or prevention, to take commercially reasonable measures to mitigate its duration) (an “Excused Delay”), then (subject to the immediately succeeding sentence) the then-applicable Outside Property Readiness Date shall be postponed (on a day-for-day basis) for each day of Excused Delay, but not beyond the later to occur of October 31, 2029 and the second (2nd) anniversary of the commencement of such Excused Delay. If an Excused Delay shall be continuing at the

-31- conclusion of such postponement, then, unless both parties shall agree otherwise (or Buyer shall agree, in Buyer’s sole discretion, to waive the closing condition regarding Final Completion of the Bridge Demo Work), this Agreement shall terminate and the provisions of Section 13.1(c) shall apply. For clarity, if an Excused Delay shall have prevented the Final Completion of the Bridge Demo Work as of the then-applicable Outside Property Readiness Date, then this Section 3.4(c), and not Section 2.4(b)(2) or Section 2.4(b)(3), shall be applicable. (d) If Buyer shall elect to pursue the Completion of the Bridge Demo Work (as set forth in Section 2.4(b)(2) or in connection with any waiver of the condition set forth in Section 5.2(b)), then the following shall apply: (A) Seller shall be liable to Buyer for the reasonable out-of-pocket costs incurred by Buyer in effectuating the Completion of the Bridge Demo Work, with Seller being responsible for reimbursing Buyer for such costs within ten (10) Business Days after receipt of invoices therefor, from time to time, with reasonable backup documentation, (B) Seller shall automatically be deemed to grant Buyer a license to enter the Property for such work, and Rego II Owner shall automatically be deemed to grant Buyer a license to enter Rego II for such work, subject to obtaining the consent for such license from the Rego II Lender, which Rego II Owner agrees to use commercially reasonable efforts to obtain, (C) Seller shall (to the extent, if any, so directed by Buyer) assign to Buyer any and all contracts, permits, licenses, approvals and other documents in connection with the Bridge Demo Work, (D) prior to commencing such work, Buyer shall deliver to Seller certificates of insurance evidencing customary insurance coverages (as reasonably agreed between Seller and Buyer) for the work Buyer proposes to perform, naming Seller, Rego II Owner, Rego II Lender and their respective affiliates as additional or named insureds, (E) such work shall be performed subject to the rights of tenants of Rego II pursuant to their respective leases, and (F) Seller and Rego II Owner shall cooperate (as reasonably requested from time to time) with Buyer’s efforts in connection with such work. Section 3.5 Rego II. (a) Bridge Demo Work. (i) Rego II Owner hereby agrees to the performance and completion of the Bridge Demo Work. (ii) Buyer acknowledges that the demolition of the parking garage on the Property is not part of the Bridge Demo Work, is not an obligation on the part of Seller or any of its Affiliates and is not a condition to Closing, and Seller acknowledges and agrees that it shall not demolish such parking garage (or do any work that damages or otherwise materially adversely affects such parking garage, except as expressly set forth in Section 9.2 or in Schedule E). (b) Rego II Owner and Seller each hereby agrees, for the benefit of Buyer, to effect (at or prior to the Closing) the termination of the Rego II Easement Agreement pursuant to an instrument substantially in the form of Exhibit L attached hereto (delivered together with the applicable transfer tax forms, duly executed and acknowledged).

-32- (c) Rego II Owner is executing this Agreement for the sole purpose of evidencing its agreement to the provisions of this Section 3.5 and for no other purposes whatsoever. (d) Notwithstanding the terms of Article VIII or anything else herein that may be construed to the contrary, the Rego II Easement Agreement shall not be a Permitted Exception, Buyer shall not be required to deliver a Title Notice in connection therewith and the termination of the Rego II Easement in accordance with this Section 3.5 shall be a condition to Buyer’s (as well as Seller’s) obligation to close. (e) In the event that either of the current mortgage loans on Rego II is refinanced, Rego II Owner shall cause the refinancing documents to include the refinancing lender’s consent to the termination of the Rego II Easement Agreement and the Bridge Demolition Work. (f) Concurrently herewith, Seller and Rego II Condominium shall execute and deliver, and cause to be acknowledged, the Acknowledgement of Termination attached hereto as Exhibit M and the applicable transfer tax forms, and shall cause such Acknowledgment of Termination to be recorded in the City Register against the Property. For the avoidance of doubt, the “1995 Agreement” (as defined in Exhibit M) is not a Permitted Exception. (g) Concurrently herewith, Seller shall cause the modification to declaration attached hereto as Exhibit N-1 and the mortgage modification attached hereto as Exhibit N-2 (all as fully executed, and together with the required transfer tax forms and affidavits) to be recorded in the City Register. For the avoidance of doubt, the declaration described in Item 1 of Schedule C shall not be a Permitted Exception unless such modification to declaration and mortgage modification have been recorded in the City Register. Section 3.6 Provisions Regarding Representations and Warranties. Notwithstanding anything to the contrary herein: (a) To the extent any representation or warranty of Seller set forth herein or in any Closing Document is contradicted by information Otherwise Disclosed to Buyer, such representation or warranty or certification shall be deemed modified by such information. (b) If a representation and warranty set forth herein with respect to any Lease was true and correct as of the Effective Date, then no change in the circumstances or status occurring after the Effective Date, unless such change results from a breach by Seller of its obligations hereunder, shall constitute grounds for Buyer’s failure to close on the purchase and sale contemplated herein or assertion of a claim against Seller. (c) If after the Effective Date Seller obtains Knowledge that it is reasonably likely the condition set forth in Section 5.2(a) will not be satisfied, then Seller shall disclose the same to Buyer in writing (in reasonable detail) and, provided that the cause of the

-33- same shall not have been Seller’s breach of its obligations hereunder, Seller may (but shall not be obligated to) request that Buyer, within thirty (30) days following such notice, elect between (i) terminating this Agreement, in which event, (x) the Deposit (including all interest thereon) shall be returned to Buyer (or, if the Deposit is then held in the form of a Letter of Credit, the Letter of Credit shall be returned to Buyer) and (y) neither party shall have any further rights or obligations hereunder (except for any rights and obligations that are expressly provided to survive the termination of this Agreement) or (ii) waive such condition (and any Claims under Article XI) to the extent so disclosed by Seller and proceed with the purchase of the Property. If Buyer shall fail to notify Seller of its election within said thirty (30) day period, then Seller shall give Buyer a second notice (stating in bold and capitalized letters “YOUR FAILURE TO RESPOND IN FIVE (5) BUSINESS DAYS WILL RESULT IN A WAIVER OF CONDITIONS TO CLOSING”), and if Buyer shall fail to notify Seller of its election within five (5) Business Days after receipt of such second notice then Buyer shall be conclusively deemed to have elected to proceed with the purchase of the Property in accordance with clause (ii) of the immediately preceding sentence. ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER Section 4.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: (a) Formation; Existence. It is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of New York. (b) Power; Authority. It has all requisite power and authority to execute and deliver this Agreement and the Closing Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary action on its part, except, with respect to the Closing Documents, for such authorizations as will be obtained on or before the Closing Date. This Agreement has been, and the Closing Documents will be, duly executed and delivered by Buyer and constitute Buyer’s legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity). (c) No Consents. Buyer is not required to obtain any consent, license, approval, order, permit or authorization of, or make any registration, filing (except as contemplated in Section 6.1) or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party in connection with Buyer’s execution, delivery and performance of this Agreement.

-34- (d) No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Property, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party in its individual capacity or to which its assets or properties are subject, or (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties, except where any conflict or violation described in clause (i), (ii) or (iii) of this subsection (d) would not, individually or in the aggregate, be reasonably likely to prevent or delay the consummation of the transaction contemplated herein. (e) OFAC; Anti-Terrorism Law. (i) None of Buyer or its Affiliates is in violation of the Anti-Money Laundering and Anti-Terrorism Laws. (ii) None of Buyer or its Affiliates is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time. (iii) None of Buyer or its Affiliates (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person included in the lists described in the preceding paragraph, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. (iv) None of Buyer or its Affiliates is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)). (v) Buyer acknowledges that Seller or the Title Company may be subject to further anti-money laundering regulations and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Seller or the Title Company for the purpose of: (A) carrying out due diligence as may be required by applicable law to establish Buyer’s identity and source of funds; (B)

maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (C) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Buyer. ARTICLE V CONDITIONS PRECEDENT TO CLOSING Section 5.1 Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Property to Buyer on the Scheduled Closing Date is subject to the satisfaction (or the waiver by Seller, in Seller’s sole discretion) as of the Scheduled Closing Date of the following conditions: (a) Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and on and as of the Scheduled Closing Date as though such representations and warranties were also made on and as of the Scheduled Closing Date, unless such representation or warranty is made expressly as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date. (b) Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer in order to consummate the Closing. (c) Seller shall have received all of the documents required to be delivered by Buyer under Section 6.1. (d) Seller shall have received the Purchase Price in accordance with Section 2.2(a) and all other amounts due to Seller hereunder on or before the Scheduled Closing Date. (e) The Rego II Special Permit Approval shall not have been revoked or become invalidated, or modified in any manner adverse to Rego II (except to a de minimis degree), provided that this Section 5.1(e) shall not apply if the reason for such revocation, invalidation or modification is Seller’s action (other than an action required under Legal Requirements). (f) Such other conditions as are expressly stated herein to be conditions to Seller’s obligation to close. Section 5.2 Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to purchase and pay for the Property on the Scheduled Closing Date is subject to the satisfaction (or the waiver by Buyer, in Buyer’s sole discretion) as of the Closing of the following conditions: -35-

-36- (a) Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects when made and on and as of the Scheduled Closing Date as though such representations and warranties were also made on and as of the Scheduled Closing Date (unless such representation or warranty is made expressly as of a specific date, in which case such representation or warranty shall be true and correct as of such date). (b) Final Completion with respect to the Bridge Demo Work shall have occurred. (c) Seller (and each of the signatories signing this Agreement for purpose of specified sections of this Agreement) shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller (and each of such signatories) on or before the Closing. (d) The Title Company (or First American Title Insurance Company, Stewart Title Insurance Company or Commonwealth Title Insurance Company, if the Title Company refuses to do so) shall have irrevocably committed to issue the Title Policy subject only to payment of the applicable premium and charges therefor (and, for clarity, the Rego II Easement Agreement shall not be an exception in such Title Policy). (e) Buyer shall have received all of the documents required to be delivered by Seller under Section 6.2. (f) The Rego II Special Permit Approval shall have not been revoked or invalidated, or modified in any manner adverse to the Property (except to a de minimis degree) provided that this Section 5.2(f) shall not apply if the reason for such revocation, invalidation or modification is Buyer’s action (other than an action required under Legal Requirements). (g) Other than pursuant to the Buyer License Agreement and the parking agreement that is the subject of the Parking Agreement Amendment, all Leases and all Contracts shall have expired or been terminated, the entirety of the Property shall be vacant, and (as evidenced by the Title Policy) the Property shall be free of all tenancies and occupancies. (h) A valid TCO shall be in full force and effect. (i) Such other conditions as are expressly stated herein to be conditions to Buyer’s obligation to close. ARTICLE VI CLOSING DELIVERIES Section 6.1 Buyer Closing Deliveries. Buyer shall deliver the following documents at Closing:

-37- (a) a duly executed and sworn officer’s certificate in form and substance reasonably satisfactory to Seller that Buyer has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended; (b) an executed and acknowledged incumbency certificate in form and substance reasonably satisfactory to Seller certifying the authority of the signatories on behalf of Buyer to execute this Agreement and the other documents delivered by Buyer to Seller at the Closing; (c) a reasonable and customary “bringdown certificate” with respect to Buyer’s representations and warranties set forth in Section 4.1; (d) all transfer tax returns required by law and the regulations issued pursuant thereto to be completed by Buyer in connection with the execution, delivery and, as applicable, recordation of the documents and instruments provided for hereunder, as prepared by the Title Company (at Seller’s expense) with Buyer’s cooperation as required and duly executed by Buyer; (e) a closing statement prepared and approved by Seller and Buyer acting reasonably, consistent with the terms of this Agreement, duly executed by Buyer; and (f) such other instruments and documents which by the terms of this Agreement are to be delivered by Buyer at Closing (if any). Section 6.2 Seller Closing Deliveries. Seller shall deliver the following documents at the Closing: (a) a deed (a “Deed”) in substantially the form of Exhibit B attached hereto, duly executed by Seller (it being understood and agreed that Buyer shall have the right, at any time that is more than two (2) Business Days prior to the Closing, to designate a replacement grantee under the Deed in lieu of Buyer, subject to the last sentence of Section 14.6); (b) an affidavit that Seller is not a “foreign person” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, in substantially the form of Exhibit C attached hereto; (c) a closing statement prepared and approved by Seller and Buyer, consistent with the terms of this Agreement; (d) the Title Affidavit, duly executed by Seller; (e) a duly executed and sworn officer’s certificate in form and substance reasonably satisfactory to Buyer and the Title Company certifying that Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and

-38- the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended; (f) an executed and acknowledged incumbency certificate in form and substance reasonably satisfactory to Buyer and the Title Company certifying the authority of the signatories of Seller to execute this Agreement and the other documents delivered by Seller to Buyer at the Closing; (g) a reasonable and customary “bringdown certificate” with respect to Seller’s representations and warranties set forth in Section 3.1 and Section 3.2 (reflecting, to the extent applicable, changes in such representations and warranties permitted under Section 3.6); (h) all transfer tax returns required by law and the regulations issued pursuant thereto to be completed by Seller in connection with the execution, delivery and, as applicable, recordation of the documents and instruments provided for hereunder, as prepared by the Title Company (at Seller’s expense) with Seller’s cooperation as required, and duly executed by Seller, together with a certified or official bank check to the order of the appropriate governmental officials (or Seller shall arrange for a wire transfer of immediately available federal funds to one or more bank accounts of Title Company) in an amount equal to the Transfer Taxes to be paid by Seller pursuant to Section 9.1(a); (i) such other instruments and documents which by the terms of this Agreement are to be delivered by Seller at Closing (if any); (j) an omnibus assignment to Buyer (or Buyer’s designee pursuant to Section 6.2(a)) of all of Seller’s right, title and interest to the items described in Section 2.1(d), in the form attached hereto as Exhibit D; and (k) (i) the Declaration referred in Section 14.27(a) and attached hereto as Exhibit F duly executed, acknowledged and delivered by Rego II Borrower LLC and Seller and (ii) the Declaration referred in Section 14.27(b) and attached hereto as Exhibit G (the “Declaration (Merchandising Concept Restriction)”), duly executed, acknowledged and delivered by Rego II Borrower and Seller. Section 6.3 Order of Recordation. At the Closing, Seller and Buyer shall instruct the Title Company to record each of the Declaration (Merchandising Concept Restriction), the Medical Use Declaration and the termination of the Rego II Easement Agreement, all prior to the recordation of the Deed. ARTICLE VII DUE DILIGENCE AND RELEASE Section 7.1 Right of Inspection.

-39- (a) Seller and Buyer are parties to a certain Rego I Access Agreement, dated as April 23, 2024 (the “Access Agreement”), which permits Seller to perform certain environmental testing subject to and in accordance with the terms set forth therein. Notwithstanding any provision of this Section 7.1, nothing in this Section 7.1 is intended or shall be construed to modify the terms of the Access Agreement with respect to the Work (as defined in the Access Agreement) or access in connection with the Work, and this Section 7.1 shall apply solely and exclusively to work and access other than those in connection with the Work governed by the terms of the Access Agreement. (b) At any time and from time to time prior to the Closing Date, Buyer and its agents, attorneys, advisors and consultants shall have the right, upon reasonable prior written notice to Seller (which shall in any event be at least two (2) Business Days in advance) and at Buyer’s sole cost, risk and expense to enter and inspect the Property during normal business hours on Business Days, provided that any such entry and inspection shall be subject to the rights of Tenants (pursuant to their respective Leases) and shall not unreasonably impede the normal day-to-day business operation of the Property or the performance of the Bridge Demo Work, and provided further that Seller shall be entitled to accompany Buyer and its agents on any entry or inspection (and Seller hereby agrees to make a representative reasonably available therefor). Notwithstanding the foregoing, there shall be no invasive testing of the Property without the prior written consent of Seller in its sole discretion. Prior to any such entry or inspection, Buyer shall deliver to Seller certificates reasonably satisfactory to Seller evidencing that Buyer carries and maintains such general liability insurance policies with such companies and in such scope and amounts as are acceptable to Seller in its reasonable discretion, in all cases naming Seller as an additional insured or loss payee (as the case may be) thereunder. Buyer hereby indemnifies and agrees to defend and hold harmless Seller and the Seller-Related Entities from and against any claim for losses, liabilities, expenses, costs (including reasonable attorneys’ fees), damage or injuries suffered or incurred by any of the Seller-Related Entities arising out of, resulting from relating to or in connection with or from damage to property or injury to persons arising from any such inspection by Buyer or its agents, attorneys, advisors and consultants, except to the extent, if any, such claim arises from the gross negligence or willful misconduct of Seller or of any Person claiming by, through or under Seller. The provisions of this Article VII shall survive the Closing or the termination of this Agreement and shall not be limited by the Basket Limitation or Cap Limitation or the six (6) month survival period set forth in Section 11.4. Section 7.2 Examination; No Contingencies. (a) Prior to the Effective Date, Seller has provided to Buyer access to the Data Site (the information contained on the Data Site, together with any other materials provided by Seller or its agents, employees and representatives to Buyer or its agents, employees and representatives, “Seller’s Due Diligence Materials”), it being agreed that from time to time prior to Closing, Seller shall have the right to update Seller’s Due Diligence Materials, whether provided prior or subsequent to the Effective Date (provided that, with respect to materials provided pursuant to this Section 7.2(a) after the Effective Date, the same shall be subject to the proviso set forth in Section 3.6(c)), provided that Seller or Box.com gives Buyer notice of the applicable update (which notice may be by email to Buyer’s and

-40- Buyer’s attorneys’ email addresses used for the Data Site). Except to the extent expressly provided in Seller’s representations and warranties herein, Seller’s Due Diligence Materials have been delivered and made available solely as an accommodation to Buyer and Buyer (i) may not rely upon such materials in connection with the purchase of the Property or as a complete or accurate source of information with respect to the Property (including the Property’s environmental, structural, architectural, mechanical, physical, financial and economic condition), (ii) agrees that Seller shall have no liability or obligation whatsoever for or due to any inaccuracy in or omission from any such materials and information and that any reliance on or use of such materials and information shall be at the sole risk of Buyer, and (iii) agrees that Seller is not obligated to provide any additional such materials to Buyer. (b) If this Agreement is terminated, Buyer promptly shall (i) return or destroy all Seller’s Due Diligence Materials provided in hard copy form, (ii) cause such Person to whom Buyer has provided any Seller’s Due Diligence Materials to return or destroy such Seller’s Due Diligence Materials provided in hard copy form and (iii) if requested by Seller, certify to Seller that all such Seller’s Due Diligence Materials have been so returned or destroyed; provided, that the requirements of this Section 7.2(b) shall not apply to Seller’s Due Diligence Materials that (x) are in the public record, other than by reason of Buyer’s default hereunder, (y) Buyer or any other Person is required to archive pursuant to its internal document retention policies and/or for audit purposes or (z) are otherwise in Buyer’s possession other than from a Person known by Buyer to be under a confidentiality obligation to Seller or Seller’s Affiliate with respect to such materials. (c) Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including any Person that conducts inspections by or on behalf of Buyer), directly or indirectly, communicate with any Governmental Authority or any official, employee or representative thereof, involving any matter with respect to the Property (other than routine requests for the sole purpose of obtaining publicly available documents and records), without Seller’s prior written consent (which may be requested and given by email) except to the extent (if any) that Buyer is required to provide any Governmental Authority with information, in which case the provisions of the immediately following sentence shall apply. Without limiting the foregoing, unless required pursuant to applicable law, regulation or like requirement, in no event shall Buyer provide any Governmental Authority with information concerning the environmental condition of the Property without first obtaining Seller’s prior written consent, and, if Buyer is so required to provide any Governmental Authority with such information, Buyer shall provide Seller with reasonable prior notice thereof. (d) In entering into this Agreement, Buyer has not been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by Seller, or any member, partner or owner of Seller, or any affiliate, agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent Seller with respect to the Property, the Condition of the Property or any other matter affecting or relating to the transactions contemplated hereby except for Seller’s express representations and warranties made herein or in the Closing Documents. Buyer’s obligations under this Agreement shall not be subject to any due

-41- diligence conditions or (except as may expressly set forth herein) contingencies. Buyer acknowledges and agrees that, except as expressly set forth herein or in the Closing Documents, Seller makes no representations or warranties whatsoever, whether express or implied or arising by operation of law, with respect to the Property or the Condition of the Property. BUYER AGREES THAT THE PROPERTY WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE PROPERTY, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than as expressly set forth in this Agreement or in the Closing Documents. Without limiting the generality of the foregoing, except as set forth in this Agreement or in the Closing Documents, the transactions contemplated by this Agreement are to be effected without any statutory, express or implied warranty, representation, agreement, statement or expression of opinion of or with respect to the Condition of the Property or any aspect thereof, including any statutory, express or implied representations or warranties (i) related to the suitability for habitation, merchantability or fitness for a particular purpose or (ii) created by any affirmation of fact or promise, by any description of the Property or by operation of law, or any other statutory, express or implied representations or warranties by Seller whatsoever. Buyer acknowledges that Buyer has knowledge and expertise in financial and business matters to enable it to evaluate the merits and risks of the transactions contemplated by this Agreement. (e) For purposes of this Agreement, the term “Condition of the Property” shall mean the following matters: (i) Physical Condition of the Property. The quality, nature and adequacy of the physical condition of the Property; the condition of sewage and utility components and systems; the capacity or availability of sewer, water, or other utilities; the geology, soils, subsurface conditions, groundwater, landscaping, and irrigation of or with respect to the Property, the location of the Property in or near any special taxing district, flood hazard zone, wetlands area, protected habitat, geological fault or subsidence zone, hazardous waste disposal or clean-up site, or other special area, the existence, location, or condition of ingress, egress, access and parking; the condition of any personal property or fixtures; and the presence of any asbestos or other Hazardous Materials, dangerous, or toxic substance, material or waste in, on, under or about the Property; (ii) Adequacy of the Property. The economic feasibility, cash flow and expenses of the Property or any potential use thereof, the availability of entitlements or any other zoning, land use or other benefit or characteristic of or relating to the Property, and habitability, merchantability, fitness, suitability and adequacy of the Property for any particular use or purpose; (iii) Legal Compliance of the Property. The compliance or non- compliance of Seller or the operation of the Property or any part thereof in accordance with, and the contents of, (i) all codes, laws, ordinances, regulations, agreements, licenses, permits, approvals and applications of or with any Governmental Authorities asserting jurisdiction over the Property, including those relating to zoning, building, public works, parking, fire and police access, handicap access, life safety, subdivision and subdivision sales, and Hazardous Materials, dangerous, and toxic substances, materials, conditions or waste, including the presence of Hazardous Materials in, on, under or about the Property that would cause state or federal agencies to order a cleanup of the Property under any applicable legal requirements; (iv) Agreements, Covenants etc. All agreements, covenants, conditions, restrictions (public or private), collective bargaining agreements, development agreements, site plans, building permits, building rules, and other instruments and documents governing or affecting the use, management, and operation of the Property; (v) Information Otherwise Disclosed to Buyer. Information Otherwise Disclosed to Buyer; (vi) Insurance. The availability, cost, terms and coverage of liability, hazard, comprehensive and any other insurance of or with respect to the Property; and (vii) Condition of Title. The condition of title to the Property, including vesting, legal description, matters affecting title, title defects, liens, encumbrances, boundaries, encroachments, mineral rights, options, easements, and access; violations of restrictive covenants, zoning ordinances, setback lines, or development agreements; the availability, cost, and coverage of title insurance; leases, rental agreements, occupancy agreements, rights of parties in possession of, using, or occupying the Property; and standby fees, taxes, bonds and assessments. Section 7.3 Release. Buyer, for itself and each Buyer-Related Entity, hereby agrees that Seller, and each of its partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, Affiliates and related entities, heirs, successors, and assigns (collectively, the “Releasees”) shall be, and are hereby, fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, reasonable attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, “Claims”), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or is in any way be connected with the Property or the transactions contemplated hereby, including any Claim or matter (regardless of when it first appeared) that arise on account of or is in any way be connected with (a) the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, (b) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Property regardless of when such Hazardous Materials were first introduced in, on or about the Property, (c) any patent or latent defects or deficiencies with respect to the Property, (d) the condition and/or operation of the Property and each part thereof, (e) any and all matters related to the current or future zoning or use of the Property, including any conditions imposed by the DOB or other Governmental -42-

-43- Authority, (f) the presence, release and/or remediation of asbestos or asbestos containing materials in, on or about the Property or the Improvements, regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property or the Improvements, (g) any other matter relating to the Condition of the Property; provided, however, that (notwithstanding the foregoing) in no event shall Seller be released or discharged under this Section 7.3 from any Claims arising from Seller’s failure to perform its express obligations under this Agreement or the Closing Documents or from any liability hereunder on account of a representation or warranty made by Seller in this Agreement or in any Closing Document. Buyer for itself and each Buyer-Related Entity waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including a private right of action under the federal Superfund laws, 42 U.S.C. Sections 9601 et seq. (as such law and statute may be amended, supplemented or replaced from time to time), directly or indirectly, against the Releasees or their agents in connection with Claims described above and all similar provisions or rules of law. ARTICLE VIII TITLE AND PERMITTED EXCEPTIONS Section 8.1 Title Update. At any time and from time to time, Buyer may request an update of the Title Commitment and/or the Existing Survey, and any new exceptions disclosed by any such update shall be subject to the terms of Section 8.2. Buyer shall direct, and otherwise use commercially reasonable efforts to cause, the applicable title company or surveyor to deliver to Seller a copy of any such update concurrently with its delivery to Buyer. Section 8.2 New Exceptions. (a) If the Title Company first raises a title exception after the Effective Date but prior to Closing, and the same shall not be a Permitted Exception (each, a “New Exception”), Buyer may notify Seller in writing of Buyer’s objection to such New Exception (a “Title Notice”) no later than ten (10) Business Days after receipt of the New Exception from the Title Company. Except as otherwise provided in this Section 8.2(a), any New Exception that is not disapproved by Buyer in writing within such ten (10) Business Day period shall be deemed to be approved by Buyer and a Permitted Exception. If Buyer timely delivers a Title Notice to Seller, Seller shall have ten (10) Business Days after receipt of the Title Notice to notify Buyer that either (x) Seller elects to use commercially reasonable efforts to remove such New Exception from title (or otherwise cause the same to be a Permitted Exception) on or before the Closing (provided, that Seller may extend the Closing for up to sixty (60) days to the extent reasonably necessary to effect such cure); or (y) Seller elects not to remove such New Exception. (b) If Seller does not timely deliver a notice pursuant to the immediately preceding sentence, Seller shall be deemed to have notified Buyer that Seller has elected not to remove or otherwise cure the New Exception in question. If Seller gives (or is deemed to have given) Buyer notice that Seller will not remove or otherwise cure one or more such New Exceptions or, upon applying commercially reasonable efforts, is unable to remove such New Exceptions within the time period provided above, then Buyer shall have ten (10) Business

Days from receipt of such notice or the expiration of such time period in which to notify Seller that either Buyer will nevertheless proceed with the purchase of the Property subject to such New Exception or is terminating this Agreement in accordance with Section 13.2(a). If, upon receipt of such notice from Seller or the expiration of such period, there are fewer than ten (10) Business Days remaining prior to Scheduled Closing Date, Buyer shall be entitled to extend the Closing until the last day of such ten (10) Business Day period. If this Agreement is terminated pursuant to the second immediately preceding sentence, then (i) neither party shall have any further rights or obligations hereunder (except for any rights and obligations that are expressly provided to survive the termination of this Agreement), and (ii) the Deposit (including all interest thereon) shall be returned to Buyer (or, if the Deposit is then being held in the form of a Letter of Credit, the Letter of Credit shall be returned to Buyer). If Buyer shall fail to notify Seller of its election within said ten (10) Business Day period, then Buyer shall be conclusively deemed to have elected to proceed with the purchase of the Property subject to such New Exception. (c) Notwithstanding anything to the contrary contained or implied in this Agreement, it is understood and agreed that Seller shall not be required to bring any action or proceeding or expend any funds in order to cure or remove any defects in or exceptions or other objections to title with respect to the Property, and Buyer have no right of action against Seller, at law or in equity, for Seller’s inability to convey title subject only to the Permitted Exceptions (it being understood and agreed that Buyer’s remedy shall be termination of this Agreement pursuant to Section 8.2(b)); provided, however, that Seller shall be required to remove, obtain releases of or bond (as the case may be) all of the following: (i) any liens encumbering the Property (excluding any lien that is a Permitted Exception) which Seller is not otherwise obligated pursuant to clauses (ii), (iii), (iv) or (v) of this Section 8.2(c) to discharge and which can be discharged by the payment of a liquidated sum of money not exceeding ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) in the aggregate, (ii) any mortgage lien or fixture filing, in each case for borrowed money created by Seller, (iii) any mechanic’s or materialman’s liens arising from the performance of the Bridge Demo Work or any other work commissioned by or on behalf of Seller, (iv) any instruments voluntarily recorded or otherwise voluntarily placed by Seller against the Property following the Effective Date, not required by law to be given for the benefit of any utility or Governmental Authority and not otherwise Permitted Exceptions, and (v) any judgment or federal income tax liens against Seller. Section 8.3 Cooperation. In connection with obtaining the Title Policy, Buyer and Seller, as applicable, and to the extent requested by the Title Company, will deliver the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, and (b) a certificate of good standing of Seller. In addition, Seller will deliver to the Title Company at Closing an owner’s title affidavit in the form attached hereto as Exhibit E (the “Title Affidavit”). -44-

-45- ARTICLE IX TRANSACTION COSTS; RISK OF LOSS Section 9.1 Transaction Costs. (a) Seller shall pay the New York State Transfer Tax in accordance with Article 31 of the New York State Tax Law (the “State Transfer Tax”) and the New York City Real Property Transfer Tax in accordance with Title 11, Chapter 21 of the New York City Administrative Code (the “City Transfer Tax” and, together with the State Transfer Tax, “Transfer Taxes”); provided, however, that to the extent that an exemption from Transfer Taxes is available due to the not-for-profit status of Buyer if Buyer is the grantee under the Deed (or due to the not-for-profit status of Buyer’s designee if such designee is the grantee under the Deed pursuant to Section 14.6), (i) Buyer will take all ministerial actions reasonably requested by Seller (at no cost or liability to Buyer) to obtain such exemption and (ii) to the extent Transfer Taxes that would otherwise be paid by Seller are not paid by reason of such exemption, then, subject to Buyer’s indemnity in Section 9.1(g), Seller shall give Buyer a credit against the Purchase Price in an amount calculated as (x) the total amount of Transfer Taxes not paid by reason of such exemption minus (y) the amount of Transfer Taxes not paid by reason of such exemption with respect to the total amount paid by Seller to or on behalf of Park City 3 & 4 Apartments, Inc. as consideration for the latter’s execution and delivery of the modification described in item No. 1 on Schedule C attached hereto (the “Co-op Payment”). Solely for purposes of illustration of the foregoing clause (ii), and without varying the terms of said clause (ii), assuming the transfer of the Property is exempt from the City Transfer Tax (but not the State Transfer Tax), the City Transfer Tax tax rate is 2.625% of the Purchase Price and the Co-op Payment is $18,750,000, then Buyer would receive a credit to the Purchase Price equal to $5,689,687.50 (i.e., the total Transfer Taxes not paid ($6,181,875) minus the Transfer Taxes not paid with respect to the Co-op Payment ($492,187.50)). (b) Seller and Buyer shall each be responsible for the payment of the costs of their respective legal counsel, advisors and other professionals employed thereby in connection with the sale of the Property. (c) Buyer shall be responsible for all costs and expenses associated with (1) the premiums, endorsements, search costs, update charges and other title charges related to the Title Policy, other than the costs in connection with discharging any encumbrances prior to the Closing which are the obligation of Seller hereunder, (2) Buyer’s due diligence, (3) obtaining any financing Buyer may elect to obtain (including any fees, financing costs, mortgage and recordation taxes and charges and intangible taxes in connection therewith) and (4) other costs and expenses that are the responsibility under other provisions of this Agreement or applicable law for Buyer to pay. (d) Seller shall be responsible for (1) payment, at the Closing, of the recording charges to record the Deed and (2) other costs and expenses that are the responsibility under other provisions of this Agreement or applicable law for Seller to pay.

-46- (e) The costs and fees of Escrow Agent shall be divided equally between Seller and Buyer, except that in the event of any litigation relating to the entitlement to the Deposit, the non-prevailing party shall pay Escrow Agent’s fees and expenses. (f) Each party to this Agreement shall indemnify the other parties and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which such other party may sustain or incur as a result of the failure of either party to timely pay any of the taxes, fees or other charges for which it has assumed responsibility under the above provisions of this Section 9.1. (g) If Seller provides Buyer a credit against the Purchase Price pursuant to Section 9.1(a), Buyer shall indemnify Seller from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees, penalties and fines) that Seller may sustain or incur as a result of Seller’s failure to timely pay the Transfer Taxes for which Buyer received such credit, including any Transfer Taxes required to be paid by Seller. (h) The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement and shall not be limited by the six (6) month survival period set forth in Section 11.4, the Basket Limitation or the Cap Limitation, and any amounts owing by Seller under this Section 9.1 shall not be counted toward the Basket Limitation. Section 9.2 Risk of Loss. (a) If, on or before the Scheduled Closing Date, the Property or any portion thereof shall be damaged or destroyed by fire or other casualty, then the same shall not impair Seller’s obligation to sell, or Buyer’s obligation to purchase, the Property in accordance with and subject to the terms and conditions of this Agreement, provided that: (i) Seller shall, at no cost to Purchaser, commence in a reasonably prompt manner, prosecute with reasonable diligence and substantially complete the repair of the Improvements so as to cause the Improvements to be in safe and secure condition (or, if the same shall be reasonable after a substantial casualty and Seller shall so elect, so as to cause the complete demolition of the Improvements, as long as the Property is at all times in safe and secure condition, properly fenced and properly draining), in any event in material compliance with all applicable Legal Requirements and, at Seller’s election, in material compliance with the requirements of any Lease then in effect, provided that Seller shall not otherwise restore the Property, except to the extent (if any) that Buyer shall have consented to such restoration in writing; (ii) Seller will credit against the Purchase Price payable by Buyer at the Closing an amount equal to the proceeds, if any, received by Seller as a result of such casualty, plus the policy deductible and any self-insured amounts associated with such casualty, but less Seller’s actual, reasonable out-of-pocket costs of collection, and also

-47- less Seller’s actual, reasonable out-of-pocket costs incurred to comply with the provisions of Section 9.2(a)(i); (iii) To the extent that, as of the Scheduled Closing Date, Seller has not received the insurance proceeds relating to such fire or other casualty, the parties shall nevertheless consummate on the Scheduled Closing Date the conveyance of the Property (without any such credit), and at the Closing Seller will assign to Buyer all rights of Seller to such proceeds, plus the policy deductible and any self-insured amounts associated with such casualty, but less Seller’s reasonable costs of collection and also less Seller’s actual, reasonable out-of-pocket costs incurred to comply with the provisions of Section 9.2(a)(i); and (iv) Seller and Buyer shall cooperate (reasonably and in good faith) to communicate with each other regarding the restoration of the Property and to facilitate the collection and distribution of insurance proceeds relating to such fire or other casualty. (b) Notwithstanding the terms of Section 9.2(a), if the repair costs to be incurred by Seller in the performance of its obligations under Section 9.2(a)(i) by reason of the casualty in question are not covered either by the insurance required to be maintained by Seller under Section 3.3(d) or insurance actually maintained by Seller or any Affiliate of Seller (or by any other Person, to the extent that the proceeds of such insurance will be available for such restoration costs), and the costs to be incurred by Seller in the performance of such obligations exceed One Million Dollars ($1,000,000.00), based on a written estimate prepared by a reputable contractor selected by Seller and delivered to Buyer within a reasonable period after such casualty, then Seller, by notice to Buyer within thirty (30) days after Seller’s receipt of such estimate, may elect not to perform such obligations, in which event Buyer shall elect, within thirty (30) days after such notice from Seller, either (x) to terminate this Agreement, in which event (i) the Deposit (including all interest thereon) shall be returned to Buyer (or, if the Deposit is then being held in the form of a Letter of Credit, the Letter of Credit shall be returned to Buyer) and (ii) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement, or (y) to proceed with the Closing, in which case Buyer shall be deemed to have waived and released Seller from any claim in respect of such casualty, but the initial Purchase Price set forth in Section 2.2(a) shall be reduced by One Million Dollars ($1,000,000.00) less any actual, reasonable out-of-pocket repair costs incurred by Seller pursuant to Section 9.2(a)(i) notwithstanding Seller’s election not to complete such work (but the Purchase Price shall in no event be increased). If Buyer fails to timely deliver a notice to Seller electing to terminate this Agreement in accordance with this Section 9.2(b), Buyer shall be deemed to have elected to proceed with the Closing in accordance with the immediately preceding clause (y). (c) Subject to Section 9.2(d), if, on or before the Scheduled Closing Date, the Property or any portion thereof shall be taken as a result of any condemnation or eminent domain proceeding, Seller shall promptly notify Buyer (which notice shall state in bold and capitalized letters “NOTICE OF CONDEMNATION; YOUR FAILURE TO RESPOND

MAY RESULT IN A DEEMED ELECTION”) and, at the Closing, Seller will credit against the Purchase Price payable by Buyer at the Closing an amount equal to the award, if any, received by Seller as a result of such condemnation, less Seller’s reasonable out-of-pocket costs of collection, and less any amounts spent to restore or secure the Property. If as of the Scheduled Closing Date, Seller has not received any such condemnation proceeds, then the parties shall nevertheless consummate on the Scheduled Closing Date the conveyance of the Property (without any credit for such condemnation proceeds), and at the Closing Seller will assign to Buyer (in an instrument reasonably acceptable, in form and substance, to Seller and Buyer) all rights of Seller, if any, to the condemnation proceeds attributable to the Property (less Seller’s reasonable costs of collection and amounts spent to restore or secure the Property). (d) Notwithstanding the provisions of Section 9.2(c), if, on or before the Scheduled Closing Date, the Property or any portion thereof shall be subject to a Material Condemnation, Buyer shall have the right, exercisable by notice to Seller no more than thirty (30) days after Buyer has received notice of such Material Condemnation pursuant to Section 9.2(c), to elect either (x) to terminate this Agreement, in which event (i) the Deposit (including all interest thereon) shall be returned to Buyer (or, if the Deposit is then being held in the form of a Letter of Credit, the Letter of Credit shall be returned to Buyer) and (ii) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement, or (y) to proceed with the Closing. If Buyer fails to timely deliver a notice to Seller electing to terminate this Agreement in accordance with this Section 9.2(d), Buyer shall be deemed to have elected to proceed with the Closing, in which case, Section 9.2(c) shall be applicable. (e) The provisions of this Section 9.2 are intended to supersede those of Section 5-1311 of the General Obligations Law of New York and are hereby deemed to constitute an express agreement to the contrary. (f) For clarity, with respect to any environmental occurrence or condition, the terms of Section 3.3(g)(i)(I), Section 3.3(g)(i)(J), Section 3.3(g)(iii) and Section 3.3(g)(iv) shall control rather than this Section 9.2. ARTICLE X ADJUSTMENTS Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 p.m. (New York time) on the day preceding the Closing, based upon a 365-day year (or, in the case of a leap year, a 366-day year), and the net amount thereof under this Article X shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at the Closing: Section 10.1 Taxes and Assessments. Real estate (ad valorem) and personal property taxes (if any) and assessments levied against the Property with respect to the tax year in which the Closing occurs shall be adjusted and prorated based on (a) the respective periods of -48-

ownership by Seller and Buyer during such tax year and (b) the most current official real property tax information available from the county assessor’s office where the Property is located or other assessing authorities. If real property tax and assessment figures for the taxes or assessments to be apportioned between Buyer and Seller pursuant to this Section are not available, real property taxes shall be prorated based on the most recent assessment, subject to further and final adjustment when the tax rate and/or assessed valuation for such taxes and assessments for the Property is fixed. In the event an assessment or assessments have been levied against the Property, Seller shall be responsible for any installments due prior to the Closing and Buyer shall be responsible for any installments due on or after the Closing. Section 10.2 Water, Sewer Charges, Utility Charges. Gas, electricity and other public utility charges shall be adjusted and prorated based on the respective periods of ownership by Seller and Buyer during the applicable billing period. Seller shall use commercially reasonable efforts to arrange for a final reading of the utility meters measuring such charges as of the Closing. Section 10.3 Other. If applicable, the Purchase Price shall be adjusted at the Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at the Closing or that is customarily prorated in the jurisdiction in which the Property is located. Section 10.4 Re-Adjustment. If any items to be adjusted pursuant to this Article X are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Any errors or omissions in computing adjustments or readjustments at the Closing or thereafter shall be promptly corrected or made, provided that the party seeking to correct such error or omission or to make such readjustment shall have notified the other party of such error or omission or readjustment on or prior to the date that is 180 days following the Closing. The provisions of this Article X shall survive the Closing. Section 10.5 No Limitation. The obligations of Seller under this Article X shall not be subject to the Basket Limitation or Cap Limitation or the six (6) month survival period set forth in Section 11.4, and any amounts owing by Seller under this Article X shall not be counted toward the Basket Limitation. ARTICLE XI INDEMNIFICATION Section 11.1 Indemnification by Seller. Following the Closing and subject to Section 11.3 and Section 11.4, Seller shall indemnify and hold harmless Buyer, its Affiliates, members and partners, and the partners, shareholders, officers, directors, trustees, employees, representatives and agents of each of the foregoing (collectively, the “Buyer-Related Entities”) from and against any and all Claims arising out of, or in any way relating to, (a) any breach of any representation or warranty of Seller set forth in Section 3.1 or 3.2 of this Agreement and any breach of any covenant or other obligation of Seller set forth in Section 3.3 of this Agreement -49-

and (b) any breach of any other representation, warranty of covenant of Seller which survives the Closing contained in this Agreement. Section 11.2 Indemnification by Buyer. Following the Closing and subject to Section 11.3 and Section 11.4, Buyer shall indemnify and hold harmless Seller, its Affiliates, members and partners, and the partners, shareholders, officers, directors, trustees, employees, representatives and agents of each of the foregoing (collectively, the “Seller-Related Entities”) from any and all Claims arising out of, or in any way relating to, (a) any breach of any representation or warranty by Buyer set forth in Section 4.1 of this Agreement and (b) any breach of any covenant of Buyer which survives the Closing contained in this Agreement. Section 11.3 Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1: (a) Seller shall not be required to indemnify Buyer or any Buyer-Related Entities under Section 11.1(a) unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1(a) exceeds the Basket Limitation, in which case Buyer shall be entitled to recover all Claims incurred by Buyer in excess of the Basket Limitation; (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 exceed in the aggregate the Cap Limitation (except the Cap Limitation shall not be applicable with respect to Seller’s representations under Section 3.1 or Seller’s obligations under Section 9.1, Article X, Article XII, Section 14.2 and Section 14.3); and (c) in the event that prior to the Closing Buyer obtains actual knowledge of any inaccuracy or breach of any representation, warranty or covenant of Seller (a “Buyer Waived Breach”), Buyer shall have the option, after giving Seller notice of such breach or default and a reasonable opportunity to cure the same (which shall be no less than ten (10) days for a breach or default that can reasonably be cured by the payment of a liquidated sum and no less than thirty (30) days for other breaches and defaults), of either (i) terminating this Agreement, if, with respect to any inaccuracy or breach of any representation, warranty or covenant of Seller, the closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied as a result of such inaccuracy or breach, by delivering written notice of such termination to Seller on or before the Scheduled Closing Date or (ii) proceeding with and consummating the Closing with no reduction to the Purchase Price, in which event Buyer and any Buyer-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article XI for, or any other claim or cause of action under this Agreement, at law or in equity on account of, any such Buyer Waived Breach. In no event shall Buyer or Seller be entitled to seek or obtain consequential, special, punitive or exemplary damages against the other, except for third-party claims that are subject to indemnification under Section 11.1 or Section 11.2, as applicable. Section 11.4 Survival. The representations and warranties made in this Agreement by Seller shall not merge into any instrument of conveyance delivered at the Closing. -50-

-51- The representations and warranties made by Seller in Section 3.1 or Buyer in Section 4.1 shall survive the Closing for the applicable statute of limitations. All other representations and warranties and covenants made by Seller and/or Buyer contained in this Agreement or the Closing Documents shall survive for a period of six (6) months after the Closing or such longer or shorter survival period expressly provided for elsewhere in this Agreement (the “Limitation Period”), provided that, in the event a Claim has been asserted in a notice to the other party and is pending as of the expiration of such Limitation Period, such Limitation Period shall be extended, solely respect to such pending Claim, until such time as such pending Claim is resolved by payment or otherwise. Section 11.5 Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach or default by the other party to this Agreement of any representation, warranty or covenant covered under this ARTICLE XI shall be the indemnifications provided for under this ARTICLE XI. ARTICLE XII TAX CERTIORARI PROCEEDINGS Section 12.1 Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of the Property relating to any fiscal year in which the Closing occurs or ending prior to the fiscal year in which the Closing occurs remains unresolved as of the Closing, Seller shall continue to control such proceedings, but Seller shall not settle or compromise any such proceeding with respect to the fiscal year in which the Closing occurs without Buyer’s approval, such approval not to be unreasonably withheld. Each party shall reasonably cooperate with the other in connection with the prosecution of any tax reduction proceedings. Section 12.2 Application of Refunds or Savings. Refunds or savings in the payment of taxes resulting from such reduction proceedings applicable to taxes in respect of the period prior to the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes in respect of the period from and after the date of the Closing shall belong to and be the property of Buyer. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and Buyer, respectively. Section 12.3 Survival. The provisions of this Article XII shall survive the Closing, shall not be subject to (or counted toward) the Basket Limitation or the Cap Limitation, and shall not be limited by the six-month survival period set forth in Section 11.4. ARTICLE XIII TERMINATION AND DEFAULT Section 13.1 BUYER’S DEFAULT; FAILURE OF CONDITIONS. (a) THIS AGREEMENT MAY BE TERMINATED BY SELLER BY WRITTEN NOTICE TO BUYER:

-52- (i) IF BUYER IS IN BREACH OR DEFAULT OF ITS OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS AGREEMENT ON THE SCHEDULED CLOSING DATE IN ACCORDANCE WITH THE TERMS HEREOF; OR (ii) IF THERE IS A FAILURE OF A CONDITION SET FORTH IN SECTION 5.1 WHICH FAILURE (x) HAS NOT BEEN WAIVED BY SELLER ON OR PRIOR TO THE SCHEDULED CLOSING DATE AND (y) IS NOT THE RESULT OF BUYER’S DEFAULT HEREUNDER (AND, FOR CLARITY, IF SUCH FAILURE HAS NOT BEEN WAIVED BY SELLER AND IS THE RESULT OF BUYER’S DEFAULT, SELLER MAY PROCEED PURSUANT TO SECTION 13.1(a)(i)); OR (iii) IF THERE IS A FAILURE OF A CONDITION SET FORTH IN SECTION 5.2 WHICH FAILURE (x) HAS NOT BEEN WAIVED BY BUYER ON OR PRIOR TO THE FIFTH (5th) BUSINESS DAY FOLLOWING THE SCHEDULED CLOSING DATE AND (y) IS NOT THE RESULT OF SELLER’S DEFAULT HEREUNDER; OR (iv) AS PROVIDED IN SECTION 2.3(c)(viii). (b) IN THE EVENT THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 13.1(a)(i) OR SECTION 13.1(a)(iv): (i) ESCROW AGENT SHALL IMMEDIATELY DISBURSE TO SELLER THE DEPOSIT (INCLUDING ALL INTEREST THEREON), OR IF THE DEPOSIT IS THEN BEING HELD IN THE FORM OF A LETTER OF CREDIT, THEN (x) SELLER SHALL BE ENTITLED TO DRAW ON THE LETTER OF CREDIT AND RETAIN THE PROCEEDS THEREOF; PROVIDED THAT (A) IF THE AMOUNT THAT CAN BE DRAWN UNDER THE LETTER OF CREDIT IS GREATER THAN THE REQUIRED DEPOSIT AMOUNT, SELLER SHALL DRAW ONLY THE REQUIRED DEPOSIT AMOUNT AND, AFTER THE RECEIPT OF THE PROCEEDS OF SUCH DRAW, RETURN THE LETTER OF CREDIT TO BUYER, AND (B) IF THE AMOUNT THAT CAN BE DRAWN UNDER THE LETTER OF CREDIT IS LESS THAN THE REQUIRED DEPOSIT AMOUNT, SELLER SHALL DRAW THE FULL AMOUNT THEREOF AND BUYER SHALL BE LIABLE TO PAY TO SELLER, WITHIN THREE (3) BUSINESS DAYS AFTER SELLER’S DEMAND THEREFOR, THE EXCESS OF THE REQUIRED DEPOSIT AMOUNT OVER THE AMOUNT SO DRAWN BY SELLER; AND (ii) NEITHER SELLER NOR BUYER SHALL HAVE ANY FURTHER OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT THOSE WHICH EXPRESSLY SURVIVE SUCH TERMINATION. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGES SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT

-53- BY BUYER (ESPECIALLY TAKING INTO ACCOUNT THAT, TO COMPLETE THE BRIDGE DEMO WORK, SELLER WILL BE REQUIRED TO TERMINATE LEASES AND VACATE TENANTS) AND THAT THE AMOUNTS TO BE PAID TO SELLER PURSUANT TO THE ABOVE PROVISIONS OF THIS SECTION 13.1(b) CONSTITUTE A REASONABLE APPROXIMATION OF SUCH DAMAGES. ACCORDINGLY, IN THE EVENT THAT BUYER BREACHES OR DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS AGREEMENT, THE AMOUNTS TO BE PAID TO SELLER PURSUANT TO THE ABOVE PROVISIONS OF THIS SECTION 13.1(b) SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF SELLER (AND ARE NOT INTENDED TO BE A FORFEITURE OR PENALTY) AND THE PAYMENT OF SUCH AMOUNTS SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY HEREUNDER FOR SUCH BREACH OR DEFAULT BY BUYER, SUBJECT TO SELLER’S ADDITIONAL REMEDIES UNDER SECTION 14.23 AND SECTION 14.24. (c) IN THE EVENT THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 3.4(c), SECTION 11.3, SECTION 13.1(a)(ii), SECTION 13.1(a)(iii) OR SECTION 13.2(a), THEN: (i) ESCROW AGENT SHALL IMMEDIATELY DISBURSE TO BUYER THE DEPOSIT (INCLUDING ALL INTEREST THEREON), OR IF THE DEPOSIT IS THEN BEING HELD IN THE FORM OF A LETTER OF CREDIT, THEN SELLER SHALL RETURN THE LETTER OF CREDIT TO BUYER; AND (ii) NEITHER SELLER NOR BUYER SHALL HAVE ANY FURTHER OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT FOR THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE SUCH TERMINATION (WHICH SHALL INCLUDE THE OBLIGATIONS SET FORTH ABOVE IN THIS SECTION 13.1(c)). Section 13.2 SELLER’S DEFAULT; FAILURE OF CONDITIONS. (a) THIS AGREEMENT MAY BE TERMINATED BY BUYER BY WRITTEN NOTICE TO SELLER IF: (i) THERE IS A FAILURE OF A CONDITION SET FORTH IN SECTION 5.2 WHICH FAILURE (x) HAS NOT BEEN WAIVED BY BUYER ON OR PRIOR TO THE SCHEDULED CLOSING DATE AND (y) IS NOT THE RESULT OF SELLER’S DEFAULT HEREUNDER (AND, FOR CLARITY, IF SUCH FAILURE HAS NOT BEEN WAIVED BY BUYER AND IS THE RESULT OF SELLER’S DEFAULT HEREUNDER, BUYER MAY PROCEED PURSUANT TO SECTION 13.2(b)); OR (ii) THERE IS A FAILURE OF A CONDITION SET FORTH IN SECTION 5.1 WHICH FAILURE (x) HAS NOT BEEN WAIVED BY SELLER ON OR PRIOR TO THE FIFTH (5th) BUSINESS DAY FOLLOWING THE SCHEDULED

-54- CLOSING DATE AND (y) IS NOT THE RESULT OF BUYER’S DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS TO PURCHASE THE PROPERTY ON THE SCHEDULED CLOSING DATE IN ACCORDANCE WITH THE TERMS HEREOF. IN THE EVENT THIS AGREEMENT IS TERMINATED PURSUANT TO THIS SECTION 13.2(a), THE PROVISIONS OF SECTION 13.1(c) SHALL BE APPLICABLE. (b) IF SELLER IS IN BREACH OR DEFAULT OF ITS OBLIGATION TO SELL THE PROPERTY ON THE SCHEDULED CLOSING DATE IN ACCORDANCE WITH THE TERMS HEREOF, BUYER SHALL ELECT, AT ITS OPTION, AS ITS SOLE AND EXCLUSIVE REMEDY, EITHER TO: (i) TERMINATE THIS AGREEMENT, IN WHICH EVENT, (A) ESCROW AGENT SHALL IMMEDIATELY DISBURSE TO BUYER THE DEPOSIT (INCLUDING ALL INTEREST THEREON), OR IF THE DEPOSIT IS THEN BEING HELD IN THE FORM OF A LETTER OF CREDIT, THEN SELLER SHALL RETURN THE LETTER OF CREDIT TO BUYER; (B) SELLER SHALL REIMBURSE TO BUYER ALL DUE DILIGENCE COSTS, LEGAL FEES AND DISBURSEMENTS AND OTHER AMOUNTS EXPENDED BY BUYER IN CONNECTION WITH THIS AGREEMENT (PROVIDED THAT THE MAXIMUM AMOUNT SELLER SHALL BE OBLIGATED FOR UNDER THIS SECTION 13.2(b)(i)(B) is ONE MILLION DOLLARS ($1,000,000.00)); AND (C) NEITHER SELLER NOR BUYER SHALL HAVE ANY FURTHER OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT FOR THOSE WHICH EXPRESSLY SURVIVE SUCH TERMINATION (WHICH SHALL INCLUDE THE OBLIGATIONS SET FORTH ABOVE IN THIS SECTION 13.2(b)(i)), OR (ii) SPECIFICALLY ENFORCE THE TERMS AND CONDITIONS OF THIS AGREEMENT, PROVIDED BUYER MUST COMMENCE AN ACTION FOR SUCH SPECIFIC PERFORMANCE IN A COURT SPECIFIED IN SECTION 14.13 NO LATER THAN FORTY FIVE (45) DAYS AFTER THE SCHEDULED CLOSING DATE AND THE FAILURE TO COMMENCE SUCH ACTION WITHIN SUCH FORTY FIVE (45) DAY PERIOD SHALL BE DEEMED BUYER’S ELECTION TO PROCEED UNDER CLAUSE (i) OF THIS SECTION 13.2(b). NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, IF A COURT DETERMINES THAT SPECIFIC PERFORMANCE IS UNAVAILABLE AS A MATTER OF LAW BECAUSE SELLER SHALL HAVE CONVEYED THE PROPERTY TO A THIRD PARTY, THEN BUYER SHALL BE ENTITLED TO ALL

-55- REMEDIES AVAILABLE AT LAW AND EQUITY, INCLUDING REIMBURSEMENT OF ALL DUE DILIGENCE COSTS, LEGAL FEES AND DISBURSEMENTS AND OTHER AMOUNTS EXPENDED BY BUYER IN CONNECTION WITH THIS AGREEMENT. Section 13.3 Survival. The provisions of this Article XIII shall survive the termination of this Agreement. ARTICLE XIV MISCELLANEOUS Section 14.1 Exculpation. Notwithstanding anything to the contrary contained herein: (a) Seller’s direct and indirect shareholders, partners, members, managers, owners, investors, lenders and affiliates, and Seller’s and their respective trustees, officers, directors, managers, employees, agents and security holders, including any Person named in the definition of Seller’s Knowledge herein, shall have no liability for any obligations or liabilities under or in connection with or related to this Agreement, the Closing Documents or the transactions contemplated hereby. (b) Buyer’s direct and indirect shareholders, partners, members, managers, owners, investors, lenders and affiliates, and Buyer’s and their respective trustees, officers, directors, managers, employees, agents and security holders, shall have no liability for any obligations or liabilities under or in connection with or related to this Agreement, the Closing Documents or the transactions contemplated hereby. Section 14.2 Brokers. (a) Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder, advisor or consultant with respect to this Agreement or the transactions contemplated hereby other than Bradford Allen (Glenn Isaacson) (together with its affiliates, “BA”). Buyer shall indemnify, protect, defend and hold harmless Seller from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Buyer’s breach of the foregoing representation or agreement in this Section 14.2(a). (b) Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder, advisor or consultant with respect to this Agreement or the transactions contemplated hereby other than BA. Seller agrees to pay the full commission payable to BA with respect to this Agreement and the transactions contemplated hereby, as and when required pursuant to a separate agreement between Seller and BA. Seller agrees to indemnify, protect, defend and hold harmless Buyer from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Seller’s breach of the foregoing representation and agreement in this Section 14.2(b).

-56- (c) The provisions of this Section 14.2 shall survive the Closing and any termination of this Agreement and shall not be limited by the six-month survival period set forth in Section 11.4. Seller’s obligation under Section 14.2(b) shall not be subject to the Cap Limitation under Section 11.3 and any amounts owing by Seller under Section 14.2(b) shall not count toward the Basket Limitation. Section 14.3 Confidentiality; Press Release; IRS Reporting Requirements. (a) Prior to the Closing, Buyer and Seller, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transactions contemplated hereby and concerning each other (including each other’s identities), the Property, this Agreement or the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements), (ii) any information (other than the parties’ identities) known by Buyer or Seller, respectively, or their respective Affiliates, from a source other than Seller or its agents or Buyer or its agents, respectively or another Person owing a duty of confidentiality to Seller or Buyer, respectively, (iii) to their direct and indirect partners, members and other owners, and their respective underwriters, analysts, employees, affiliates, officers, directors, consultants, owners, accountants, legal counsel, title companies or other advisors, or to their current and prospective lenders and investors, provided that in each case they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality and (iv) to comply with any law, rule or regulation (including rules or regulations of any stock exchange), including materials and information required to be disclosed pursuant to Securities and Exchange Commission reporting requirements, in each case consistent with such party’s past practices, (v) without limiting a party’s disclosure rights under the immediately preceding clause (iv), to comply with such party’s obligations in connection with its bond issuances, provided that the disclosing party shall provide the other party with prior notification of any such disclosure and a reasonable opportunity to limit the extent of such disclosure to the extent possible and (vi) in connection with any judicial proceeding or as necessary or appropriate to enforce the terms hereof. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 14.3(a) shall survive the Closing or any termination of this Agreement for a period of one (1) year. (b) Notwithstanding the foregoing, Seller or Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby, provided that if the press release contains the name of the non-issuing party or any of its Affiliates, such press release will require the prior written consent of the non-issuing party, which consent shall not be unreasonably withheld or delayed (it being expressly understood and agreed that it shall be reasonable for Buyer to withhold consent to any press release that identifies Buyer or its Affiliates or gives sufficient detail that could result in the identification of Buyer or its Affiliates, except to the extent (if any) that Buyer’s or its Affiliate’s identity is already publicly known, other than by reason of Seller’s violation of its obligations hereunder).

-57- (c) For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including any requirements set forth in Income Tax Regulation Section 1.6045-4 and any successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transactions contemplated by this Agreement. Without limiting the responsibility and obligations of Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person. Section 14.4 Escrow Provisions. Except at any time when the Deposit is being held in the form of a Letter of Credit: (a) Escrow Agent shall hold the Cash Deposit in escrow in the Deposit Escrow until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds only in accordance with the terms of this Agreement. Seller and Buyer understand that no interest is earned on the Cash Deposit during the time it takes to transfer into and out of the Deposit Escrow. At the Closing, the Cash Deposit shall be paid by Escrow Agent to, or at the direction of, Seller. If either party makes a written demand upon Escrow Agent for payment of such amount other than at Closing (including a demand by Buyer under Section 2.3(c)), Escrow Agent shall, within twenty-four (24) hours after such demand, give written notice (in accordance with Section 14.8) to the other party of such demand. If Escrow Agent does not receive a written objection to the payment being demanded within five (5) Business Days after the giving of such notice (or if the other party expressly authorizes the payment being demanded, in a written notice to Escrow Agent), then Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from Seller and Buyer or a final non- appealable judgment of a court of competent jurisdiction. However, Escrow Agent shall have the right at any time to deposit the Cash Deposit with the clerk of the court of New York County. Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder with respect to the Cash Deposit. (b) Escrow Agent shall hold the Memorandum of Termination in escrow until the Closing or sooner termination of this Agreement and thereupon shall record the same with the City Register, but only in accordance with the following terms of this Section 14.4(b). Upon the Closing, Escrow Agent shall record the Memorandum of Termination. Upon a termination of this Agreement (if either party shall make a written demand upon Escrow Agent to record the Memorandum of Termination), Escrow Agent, within two (2)

Business Days after such demand, shall give written notice of such demand (in accordance with Section 14.8) to the other party. If, within five (5) Business Days after Escrow Agent’s giving of such notice to such other party, (i) Escrow Agent does not receive from such other party a written objection to the recordation of the Memorandum of Termination (or if such other party expressly authorizes such recordation by written notice to Escrow Agent), then Escrow Agent is hereby authorized to record the Memorandum of Termination against the Property, and (ii) Escrow Agent receives from such other party a written objection to such recordation, Escrow Agent shall continue to hold the Memorandum of Recordation until otherwise directed by joint written instructions from Seller and Buyer or a final non- appealable judgment of a court of competent jurisdiction. (c) With respect to the Deposit Escrow and (as to Section 14.3(c)(i) and (ii)) the Memorandum of Termination: (i) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, Escrow Agent shall not be deemed to be the agent of either of the parties, and Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold harmless Escrow Agent from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of Escrow Agent’s duties hereunder. (ii) Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer. (iii) Seller and Buyer agree that Escrow Agent shall not be responsible for any penalties, loss of principal or interest, or the consequences of a delay in withdrawal of the Deposit which may be imposed as a result of the making or the redeeming of the above investment, as the case may be, pursuant to this Agreement. Seller and Buyer also agree that Escrow Agent shall not be liable for any loss or impairment of the Deposit while the same is in the course of collection or if such loss or impairment results from the failure, insolvency or suspension of the financial institution in which the Cash Deposit is deposited. (iv) Upon request, Escrow Agent will forward statements (not less frequently than quarterly) to Seller and Buyer showing the balance (including accrued interest) in the Deposit Escrow. Such statements forwarded to Buyer shall be sent by email to an email address of which Buyer advises Escrow Agent from time to time in writing. (d) For the avoidance of doubt, the provisions of this Section 14.4 relating to the Escrow Deposit shall be inapplicable at any time during which the Deposit is being held in the form of a Letter of Credit. Section 14.5 Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, -58-

-59- consolidation, purchase or other similar transaction involving a party hereto) and, except as provided in Section 7.3 and Section 14.1, nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder. Section 14.6 Assignment. This Agreement may be assigned by Buyer to any Affiliate of Buyer (including, without limitation, LIJMC) without any consent or approval of Seller, but this Agreement may not be otherwise assigned by Buyer without the prior written consent of Seller. In the event of any assignment of this Agreement by Buyer, the Buyer named herein and such assignee shall be jointly and severally liable hereunder for the obligations of Buyer and references to “Buyer” in the definition “Otherwise Disclosed to Buyer” and to the knowledge of Buyer in Section 11.3 shall be deemed to refer to either of the assignor and assignee. Without limiting the foregoing, (a) Buyer shall have the right to designate a grantee in the Deed (which grantee may be LIJMC or any other grantee designated by Buyer) without assigning this Agreement to such grantee, provided such grantee (i) shall have no rights or remedies under this Agreement or any of the Closing Documents, other than the Deed, and (ii) shall deliver to Seller at Closing a certificate representing as to itself the representations and warranties set forth in Section 4.1 (modified as applicable) and (b) in the event of any designation under the foregoing clause (i) Buyer shall nevertheless retain all of the rights and remedies of Buyer under this Agreement and all of the Closing Documents other than the Deed (and the right to enforce such rights and remedies). Section 14.7 Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement. Section 14.8 Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered or (ii) delivered by express mail, Federal Express or other comparable overnight courier service for next Business Day delivery, as follows: (a) To Buyer: Northwell Health, Inc. 600 Community Drive Manhasset, New York 11030 Attention: Vice President, Real Estate with copies thereof to: Northwell Health, Inc. 2000 Marcus Avenue New Hyde Park, New York 11042 Attention: General Counsel, Real Estate

and to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attention: Peter E. Fisch, Esq. (b) To Seller: c/o Vornado Realty Trust 888 Seventh Avenue, 44th Floor New York, New York 10019 Attention: President and Chief Financial Officer with copies thereof to: Alexander’s, Inc. 210 Route 4 East Paramus, NJ 07652 Attention: Gary Hansen, Chief Financial Officer Vornado Realty Trust 888 Seventh Avenue, 44th Floor New York, New York 10019 Attention: Corporation Counsel Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Arthur S. Adler, Esq. (c) To Escrow Agent: Royal Abstract of New York, LLC 125 Park Avenue, Suite 1610 New York, New York 10017 Attention: Michael J. Roberts, Esq. All notices (i) shall be deemed to have been given on the date that the same shall have been received in accordance with the provisions of this Section, or upon failure to accept delivery, and (ii) may be given either by a party or by any of such party’s attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of ten (10) days’ prior notice thereof to the other parties. -60-

Section 14.9 Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto, contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto. For the avoidance of doubt, this Agreement is not intended and shall not be construed to supersede or modify in any respect the Buyer License Agreement or the Parking Agreement Amendment (or the parking agreement amended thereby). Section 14.10 Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by the party or parties to be charged. Section 14.11 No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. Section 14.12 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York, without reference to its principles of conflicts of laws. Section 14.13 Submission to Jurisdiction. Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of, and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in, (a) any state court in the City and County of New York and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 14.8 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Section 14.14 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Section 14.15 Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. Section 14.16 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or “pdf” signatures, which taken together will constitute -61-

collectively one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile or “pdf” signature. Section 14.17 Acceptance of Deed. The acceptance of the Deed by Buyer shall be deemed full compliance by Seller of all of Seller’s obligations under this Agreement except for those obligations of Seller which are specifically stated to survive the delivery of the Deed or the Closing. Section 14.18 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto. The term “including”, “include”, “such as”, “for example” or other word of similar import shall be deemed followed by the phrase “without limitation”. A provision that a consent or approval may not be “unreasonably withheld” shall be construed to mean that such consent or approval may also not be unreasonably conditioned or delayed. Unless otherwise expressly stated, the term “hereof”, “hereunder” or other word of similar import shall be construed as referring to this Agreement as a whole, and not to the specific provision in which such term appears. Section 14.19 Recordation. (a) Concurrently herewith, Seller and Buyer are executing and delivering to Title Company a memorandum of this Agreement (and the related New York State and City transfer tax forms) for recordation against the Property by the Title Company immediately following the execution and delivery hereof. (b) Concurrently herewith, Buyer and Seller are executing a memorandum of termination of this Agreement and the related New York State and City transfer tax forms (collectively, the “Memorandum of Termination”) and delivering the same in escrow to Escrow Agent, who shall hold the same in accordance with Section 14.4(b) and Section 14.4(c). (c) Neither this Agreement nor (except as provided in Section 14.19(a) and Section 14.19(b)) any memorandum or notice hereof may be recorded by any party hereto without the prior written consent of the other party hereto in its sole and absolute discretion. (d) Recording charges and title insurance company service fees with respect to the memoranda described in Section 14.19(a) and Section 14.19(b) shall be payable by Seller. (e) The provisions of this Section 14.19 shall survive the Closing or any termination of this Agreement. Section 14.20 Time is of the Essence. Seller and Buyer agree that TIME IS OF THE ESSENCE with respect to the obligations of Buyer and Seller under this Agreement (without regard to whether the same is expressly stated in any provision hereof). -62-

-63- Section 14.21 Schedules. Seller and Buyer agree that disclosure of any fact or item on any schedule or exhibit attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosure with respect to such other schedule. Section 14.22 Waiver of Jury Trial. SELLER AND BUYER HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ONE PARTY AGAINST ANOTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. Section 14.23 Attorneys’ Fees. In any litigation or other dispute between Buyer, on the one hand, and Seller and/or Rego II Owner, on the other hand, the prevailing party shall be entitled to be reimbursed for its reasonable attorneys’ fees and out of pocket expenses. The provisions of this Section 14.23 shall survive the Closing or any termination of this Agreement. Section 14.24 Payment Default. If Seller or Buyer shall default in the payment of money owed to the other pursuant to this Agreement, and such default shall continue after ten (10) days’ notice by the non-defaulting party to the defaulting party, then the defaulting party shall also be liable to the non-defaulting party for interest on the unpaid amount at an annual rate equal to the lesser of (a) the maximum rate allowed by applicable law and (b) the Prime Rate plus six hundred (600) basis points, calculated for the period from (and including) the due date to (and excluding) the date of actual payment. Section 14.25 Intentionally omitted. Section 14.26 Section 1031. Buyer and Seller shall each have the right to structure the transaction contemplated by this Agreement so that it qualifies under the exchange provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, as set forth in this Section 14.26. In the event Buyer or Seller (the “exchanging party”) elects to structure this transaction so that it qualifies under such provisions, the other party shall use commercially reasonable efforts to cooperate with the exchanging party in connection with efforts to effect the exchange transaction, including the use of a “qualified intermediary” or an “exchange accommodation titleholder” within the meaning of the Income Tax Regulations and related authority (including any assignment of this Agreement to such a “qualified intermediary” or such an “exchange accommodation titleholder” provided that the exchanging party shall remain primarily liable under this Agreement), and the other party agrees to execute and deliver all such documents and instruments as the exchanging party may reasonably require in connection therewith; provided, however, that (a) the exchanging party’s ability or inability to so structure and qualify the transaction contemplated by this Agreement shall not impair the exchanging party’s obligations hereunder or be a condition precedent to the Closing and (b) the exchanging party shall indemnify, defend and hold harmless the other party with respect to any costs incurred in connection with such cooperation, except such minimal cost of its attorneys and other advisors as may be required in connection with the review of any documents which relate to the proposed exchange transaction. Section 14.27 Property Uses.

-64- (a) Medical Use Restrictions at the Retail Portion of Rego II. Concurrently with the Closing, Seller and Rego II Borrower LLC, owner of the retail portion of Rego II, also described as the “Lower Unit” of the Rego II Condominium (such Unit, the “Retail Unit”, and such Person, together with its successors and assigns, the “Retail Unit Owner”) shall execute and deliver the Medical Use Declaration, which shall be delivered to the Title Company for recordation in the City Register against the Retail Unit immediately prior to the recordation of the Deed. Notwithstanding that the Medical Use Declaration shall not be executed and delivered until the Closing, (i) all of the obligations of Retail Unit Owner set forth in Exhibit F shall be binding on Retail Unit Owner from and after the Effective Date and shall run to the benefit of Buyer (as “Rego I Owner” thereunder) (as if the Medical Use Declaration had been executed and delivered on the Effective Date of this Agreement, such that such date were the “Effective Date” under the Medical Use Declaration) until such time, as any, as this Agreement shall be terminated in accordance with its terms, and (ii) Buyer shall have all rights of “Rego I Owner” to enforce the same at law and equity (including, without limitation, the right to seek injunctive or declaratory relief), subject to the provisions of Section 3 of the Medical Use Declaration. The provisions of this Section 14.27(a) shall survive the Closing but not any termination of this Agreement. (b) Merchandising Concept Use Restriction at the Property. Concurrently with the Closing, Seller and Rego II Borrower LLC shall execute and deliver the Declaration attached hereto as Exhibit G, which shall be delivered to the Title Company for recordation in the City Register against the Property immediately prior to the recordation of the Deed. (c) Retail Unit Owner is executing this Agreement to evidence its agreement to be bound by this Section 14.27. Section 14.28 Parking. Concurrently herewith, Seller, Rego Center Garage LLC, Buyer and North Shore Community Services, Inc. are executing and delivering a Parking Agreement Amendment (the “Parking Agreement Amendment”). [Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written. SELLER: ALEXANDER’S REGO SHOPPING CENTER LLC, a Delaware limited liability company By: /s/ Steven Borenstein Name: Steven Borenstein Title: Authorized Signatory For purposes of the final sentence of Section 3.3(e): ALEXANDER’S, INC., a Delaware corporation By: /s/ Steven Borenstein Name: Steven Borenstein Title: Secretary For purposes of Sections 3.4(d), 3.5 and 14.23: THE BOARD OF MANAGERS OF THE REGO II CONDOMINIUM By: /s/ Steven Borenstein Name: Steven Borenstein Title: Authorized Signatory For purposes of Sections 3.4(d), 3.5, 14.23 and Section 14.27(a): REGO II BORROWER LLC, a Delaware limited liability company By: /s/ Steven Borenstein Name: Steven Borenstein Title: Authorized Signatory

For purposes of Sections 3.4(d), 3.5 and 14.23: ALEXANDER’S OF REGO RESIDENTIAL LLC, a Delaware limited liability company By: /s/ Steven Borenstein Name: Steven Borenstein Title: Authorized Signatory

BUYER: NORTHWELL HEALTH, INC., a New York not-for-profit corporation By: /s/ Laurence Kraemer Name: Laurence Kraemer Title: Executive Vice President, Chief Legal Officer and General Counsel

JOINDER BY ESCROW AGENT Royal Abstract of New York, LLC, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it has received this Agreement executed by Seller and Buyer and accepts the obligations of Escrow Agent as set forth herein. Escrow Agent hereby agrees to hold and distribute the Deposit (at any time when it is holding the Deposit) in accordance with the terms and provisions of the Agreement. ROYAL ABSTRACT OF NEW YORK, LLC By: /s/ Michael J. Roberts Name: Michael J. Roberts Title: Chief Operating Officer & General Counsel